Execution Version AMENDMENT NO. 1 TO CREDIT AGREEMENT This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 19, 2020, among LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Borrower”), LANTHEUS HOLDINGS, INC., a Delaware corporation (“Holdings”), each other Guarantor party hereto and WELLS FARGO BANK, N.A., as administrative agent and collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively). RECITALS: WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 27, 2019 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to giving effect to the amendments contemplated by this Amendment, the “Existing Credit Agreement” and, after giving effect to the amendments contemplated by this Amendment, the “Credit Agreement”), among the Borrower, Holdings, the several banks and other financial institutions or entities from time to time parties thereto, as Lenders, the Administrative Agent, the Collateral Agent and the Issuing Lender; WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement; and WHEREAS, the Administrative Agent, the Borrower and the Lenders consenting hereto, constituting the Required Lenders, are willing to agree to such amendments pursuant to Section 11.1 of the Credit Agreement, subject to the terms and conditions set forth in this Amendment. NOW, THEREFORE, in consideration of the premises and agreements, provisions, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Amendment. ARTICLE II AMENDMENTS TO EXISTING CREDIT AGREEMENT SECTION 2.1 Amendments to Existing Credit Agreement. Subject to the occurrence of the Amendment No. 1 Effective Date: (a) The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Exhibit A hereto.

ARTICLE III REPRESENTATIONS AND WARRANTIES SECTION 3.1 In order to induce the Administrative Agent to enter into this Amendment and the Lenders to provide their consent hereto, each Loan Party hereby represents and warrants to the Lenders party hereto and the Administrative Agent that on and as of the Amendment No. 1 Effective Date, both before and after giving effect to this Amendment, (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty is true and correct in all material respects on and as of such specific date). (b) No Default or Event of Default has occurred and is continuing on such date or after giving effect to this Amendment. (c) Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform this Amendment. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except (i) consents, authorizations, filings and notices which have been, or will be, obtained or made and are in full force and effect on or before the Amendment No. 1 Effective Date and (ii) any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered on behalf of each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). ARTICLE IV CONDITIONS TO THE AMENDMENT NO. 1 EFFECTIVE DATE This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied or waived: SECTION 4.1 Execution of Counterparts. The Administrative Agent shall have received (i) duly authorized, executed and delivered counterpart of the signature page to this Amendment from Holdings, the Borrower, each other Guarantor party hereto, and the Administrative Agent and (ii) consents to this Amendment from Lenders constituting the Required Lenders. SECTION 4.2 Corporate Documents. The Administrative Agent shall have received: (a) a certificate of each Loan Party, dated as of the Amendment No. 1 Effective Date, substantially in the form of Exhibit F to the Credit Agreement, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party; 2

(b) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of formation; and (c) an officer’s certificate of the Borrower, dated the Amendment No. 1 Effective Date, certifying that the conditions set forth in Section 4.3 hereof have been satisfied. SECTION 4.3 No Default or Event of Default; Representations and Warranties True. Both immediately prior to this Amendment and also after giving effect to this Amendment: (a) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to this Amendment; and (b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date). SECTION 4.4 Fees. On the Amendment No. 1 Effective Date, the Administrative Agent shall have received (a) for the account of each Lender that consents to this Amendment prior to 5:00p.m., New York City time, on June 8, 2020 (which consent, for the avoidance of doubt, may be evidenced in the form of an email from a Lender to Wells Fargo indicating credit approval of the amendment), a fee in an amount equal to 0.20% of the Revolving Commitments and Term Loans held by such consenting Lender as of the Amendment No. 1 Effective Date, (b) for the account of each Lender that consents to this Amendment on or after June 8, 2020 but prior to 5:00 p.m., New York City time, on June 11, 2020, a fee in an amount equal to 0.15% of the Revolving Commitments and Term Loans held by such consenting Lender as of the Amendment No. 1 Effective Date, and (c) all other fees required to be paid, and all expenses for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP), prior to the Amendment No. 1 Effective Date. SECTION 4.5 Patriot Act, Etc. The Administrative Agent shall have received, with respect to such documents and other information requested in writing at least five (5) Business Days prior to the Amendment No. 1 Effective Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Amendment No. 1 Effective Date, any Lender that has requested, in a written notice to such Borrower at least five (5) days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this Section 4.5 shall be deemed to be satisfied). SECTION 4.6 Progenics Transaction. The Progenics Transaction shall have been consummated on or prior to July 31, 2020 and shall have been consummated, in all material respects, in accordance with applicable laws and in conformity with all applicable Governmental Authorizations. 3

SECTION 4.7 Progenics Acquisition. (a) On the Amendment No. 1 Effective Date, the Borrower shall be in compliance with the covenants in Section 8.1(c) of the Credit Agreement, calculated after giving effect to the Progenics Transaction. (b) Immediately prior to giving effect to each of the Progenics Transaction and the Amendment, the Borrower shall be, or shall have been, as applicable, in compliance with, calculated on a pro forma basis after giving effect to the Progenics Transaction as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered, (i) the covenant set forth in Section 8.1(a) of the Existing Credit Agreement, without giving effect to any Covenant Increase as defined in the proviso thereto, and (ii) the covenant set forth in Section 8.1(b) of the Existing Credit Agreement. (c) Any Person or assets or division as acquired in accordance with the Progenics Transaction shall be in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged, or are permitted to be engaged as provided in Section 8.15 of the Credit Agreement, as of the time of such acquisition. (d) On the Amendment No. 1 Effective Date, the Administrative Agent shall have received (i) the executed Progenics Acquisition Agreement (including all related documentation, exhibits and schedules) and (ii) a Compliance Certificate, dated as of the date of the Amendment No. 1 Effective Date, certifying as to compliance with clauses (a) and (b) of this Section 4.7, and (iii) a certificate of a Responsible Officer certifying as to compliance with Sections 4.6 and 4.7(c). ARTICLE V VALIDITY OF OBLIGATIONS AND LIENS SECTION 5.1 Reaffirmation. Each of the Loan Parties (a) acknowledges and agrees that each Loan Party’s obligations under the Security Documents and the other Loan Documents (as amended hereby, as applicable) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each lien and security interest granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and the guarantees of the Guarantee Obligations made by it pursuant to the Guarantee and Collateral Agreement, and (c) acknowledges and agrees that the grants of liens and security interests by, and the guarantees of, the Loan Parties contained in the Existing Credit Agreement, the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby and thereby. ARTICLE VI MISCELLANEOUS SECTION 6.1 Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived other than in accordance with Section 11.1 of the Credit Agreement. SECTION 6.2 Entire Agreement. This Amendment (including the Exhibit) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Each Lender consenting hereto, in its 4 capacity as a Lender hereunder and in its capacity as a Lender under the Existing Credit Agreement, hereby consents to the amendments set forth herein. SECTION 6.3 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. SECTION 6.4 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER. EACH PARTY HERETO AGREES THAT SECTIONS 11.12(a), 11.12(b), 11.12(c), AND 11.12(d) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS. SECTION 6.5 Confidentiality. Each party hereto agrees that Section 11.15 of the Credit Agreement shall apply to this Amendment mutatis mutandis. SECTION 6.6 No Advisory or Fiduciary Responsibility. Each party hereto agrees that Section 11.22 of the Credit Agreement shall apply to this Amendment mutatis mutandis. SECTION 6.7 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 6.8 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed agreement by one party to the others may be made by facsimile, electronic mail (in “.pdf” or similar format, including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. SECTION 6.9 Loan Document. This Amendment shall constitute a “Loan Document”, as defined in the Credit Agreement. SECTION 6.10 No Novation. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loans Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants, or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the other Loan Documents, in each case as amended, modified, or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loans Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified, or supplemented by this Amendment), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Amendment or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood 5 that from after the occurrence of the Amendment No. 1 Effective Date, each reference in the Loans Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Amendment,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended, modified or supplemented by this Amendment. [Remainder of page intentionally left blank] 6

Acknowledged and Agreed by: WELLS FARGO BANK, N.A., as Administrative Agent By: Name: Sara Barton Title: Vice President [Signature Page to Amendment No. 1 to Credit Agreement]

Exhibit A Amendments to the Existing Credit Agreement [see attached]

Exhibit A Published CUSIP Number: 51654LAJ4 Revolving Loan CUSIP Number: 51654LAK1 Term Loan CUSIP Number: 51654LAL9 CREDIT AGREEMENT Dated as of June 27, 2019 as amended by Amendment No. 1 to Credit Agreement on June 19, 2020 among LANTHEUS MEDICAL IMAGING, INC., as Borrower, LANTHEUS HOLDINGS, INC., The several Lenders from time to time parties hereto, WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent, WELLS FARGO SECURITIES, LLC, CITIZENS BANK, N.A. and JPMORGAN CHASE BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners, CITIZENS BANK, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents, and BMO CAPITAL MARKETS CORP., BANK OF THE WEST, HSBC SECURITIES (USA) INC. and MANUFACTURERS AND TRADERS TRUST COMPANY, as Co-Documentation Agents and WELLS FARGO SECURITIES, LLC, as Lead Arranger for Amendment No. 1 Dated as of June 27, 2019

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS 1 1.1 Defined Terms 1 1.2 Other Definitional Provisions 135 1.3 Pro Forma Adjustments 136 1.4 Cashless Rollovers 137 1.5 Divisions 137 1.6 Limited Condition Acquisitions 137 SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS 138 2.1 Term Commitments 138 2.2 Procedure for Term Loan Borrowing 138 2.3 Repayment of Term Loans 138 2.4 Incremental Term Loans 139 2.5 [Reserved]. 140 2.6 Extension of Maturity Date in Respect of Term Facility 140 SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS 141 3.1 Revolving Commitments. 141 3.2 Procedure for Revolving Loan Borrowing 142 3.3 Swingline Loans. 142 3.4 [Reserved]. 144 3.5 Fees. 144 3.6 Termination or Reduction of Revolving Commitments 144 3.7 L/C Commitment. 144 3.8 Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. 145 3.9 Fees and Other Charges. 145 3.10 L/C Participations. 146 3.11 Reimbursement Obligation of the Borrower 146 3.12 Obligations Absolute 147 3.13 Letter of Credit Payments 147 3.14 Applications 147 3.15 Defaulting Lenders. 147 3.16 Incremental Revolving Commitments 150 3.17 Extension of Maturity Date in Respect of Revolving Facility. 151 SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT 152 4.1 Optional Prepayments 152 4.2 Mandatory Prepayments 152 4.3 Conversion and Continuation Options 153 4.4 Limitations on Eurodollar Tranches 154 4.5 Interest Rates and Payment Dates 154 4.6 Computation of Interest and Fees 154 4.7 Inability to Determine Interest Rate 155 4.8 Pro Rata Treatment; Application of Payments; Payments 156 4.9 Requirements of Law 157 4.10 Taxes 158 4.11 Indemnity 161 4.12 Change of Lending Office 161 - i-

Page 4.13 Replacement of Lenders 162 4.14 Evidence of Debt 162 4.15 Illegality 162 SECTION 5. REPRESENTATIONS AND WARRANTIES 163 5.1 Financial Condition 163 5.2 No Change 163 5.3 Corporate Existence; Compliance with Law 163 5.4 Power; Authorization; Enforceable Obligations 163 5.5 No Legal Bar 163 5.6 Litigation and Adverse Proceedings 164 5.7 No Default 164 5.8 Ownership of Property; Liens 164 5.9 Intellectual Property 164 5.10 Taxes 164 5.11 Federal Reserve Regulations 165 5.12 Labor Matters 165 5.13 ERISA 165 5.14 Investment Company Act; Other Regulations 165 5.15 Capital Stock and Ownership Interests of Subsidiaries 165 5.16 Use of Proceeds 165 5.17 Environmental Matters 166 5.18 Accuracy of Information, etc 166 5.19 Security Documents 166 5.20 Solvency 167 5.21 Senior Indebtedness 167 5.22 Sanctions and Anti-Corruption Laws 167 5.23 [Reserved] 168 5.24 Patriot Act 168 5.25 EEAAffected Financial Institutions.. 168 5.26 Beneficial Ownership Certification.. 1 68 SECTION 6. CONDITIONS PRECEDENT 168 6.1 Conditions to Initial Extension of Credit 168 6.2 Conditions to Each Extension of Credit 169 SECTION 7. AFFIRMATIVE COVENANTS 170 7.1 Financial Statements 170 7.2 Certificates; Other Information 171 7.3 Payment of Taxes 172 7.4 Maintenance of Existence; Compliance 172 7.5 Maintenance of Property; Insurance 172 7.6 Inspection of Property; Books and Records; Discussions 173 7.7 Notices 173 7.8 Environmental Laws 173 7.9 OFAC; FCPA; Patriot Act 174 7.10 Post-Closing; Additional Collateral, etc 174 7.11 Further Assurances 176 7.12 [Reserved]. 176 7.13 Use of Proceeds 176 7.14 Designation of Subsidiaries 176 - ii-

Page SECTION 8. NEGATIVE COVENANTS 177 8.1 Financial Covenants. 177 8.2 Indebtedness 178 8.3 Liens 180 8.4 Fundamental Changes 182 8.5 Disposition of Property 183 8.6 Restricted Payments 184 8.7 Investments 186 8.8 Optional Payments and Modifications of Certain Debt Instruments 188 8.9 Transactions with Affiliates 188 8.10 Sales and Leasebacks 189 8.11 Hedge Agreements 189 8.12 Changes in Fiscal Periods 189 8.13 Negative Pledge Clauses 189 8.14 Clauses Restricting Subsidiary Distributions 190 8.15 Lines of Business 191 8.16 Holding Company 191 SECTION 9. EVENTS OF DEFAULT 191 9.1 Events of Default 191 SECTION 10. THE AGENTS 194 10.1 Appointment 194 10.2 Delegation of Duties 194 10.3 Exculpatory Provisions 194 10.4 Reliance by Agents 195 10.5 Notice of Default 195 10.6 Non-Reliance on Agents and Other Lenders 195 10.7 Indemnification 196 10.8 Agent in Its Individual Capacity 196 10.9 Successor Administrative Agent 196 10.10 Agents Generally 196 10.11 Lender Action 196 10.12 Withholding Tax 196 SECTION 11. MISCELLANEOUS 197 11.1 Amendments and Waivers 197 11.2 Notices 199 11.3 No Waiver; Cumulative Remedies 1102 11.4 Survival of Representations and Warranties 1102 11.5 Payment of Expenses 1102 11.6 Successors and Assigns; Participations and Assignments 1103 11.7 Sharing of Payments; Set-off 1107 11.8 Counterparts 1107 11.9 Severability 1107 11.10 Integration 1107 11.11 GOVERNING LAW 1108 11.12 Submission To Jurisdiction; Waivers 1108 11.13 Acknowledgments 1108 11.14 Releases of Guarantees and Liens 1109 11.15 Confidentiality 1109 11.16 WAIVERS OF JURY TRIAL 1110 -iii-

Page 11.17 Patriot Act Notice 1110 11.18 Conflicts 1110 11.19 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions. 1110 11.20 Certain ERISA Matters. 1110 11.21 Acknowledgement Regarding Any Supported QFCs. 1111 11.22 No Advisory or Fiduciary Responsibility 1112 - iv-

SCHEDULES: 1.1 Commitments 5.4 Consents, Authorizations, Filings and Notices 5.15 Subsidiaries 5.19 UCC Filing Jurisdictions 8.2 Existing Indebtedness 8.3 Existing Liens 8.5 Dispositions 8.7 Existing Investments 8.9 Transactions with Affiliates 8.14 Clauses Restricting Subsidiary Distributions EXHIBITS: A Form of Assignment and Assumption B Form of Compliance Certificate B-1 Form of Borrowing Notice C Form of Guarantee and Collateral Agreement D [Reserved] E-1 Form of Term Note E-2 Form of Revolving Note F Form of Joint Closing Certificate G Form of Swingline Note H Form of Solvency Certificate I [Reserved] J [Reserved] K [Reserved] L [Reserved] M [Reserved] N [Reserved] O [Reserved] P [Reserved] Q-1 Form of Tax Status Certificate Q-2 Form of Tax Status Certificate Q-3 Form of Tax Status Certificate Q-4 Form of Tax Status Certificate - v-

CREDIT AGREEMENT, dated as of June 27, 2019, among LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Borrower”), LANTHEUS HOLDINGS, INC., a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties hereto, as Lenders, and WELLS FARGO BANK, N.A. (“Wells Fargo”), as administrative agent and collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively) and the Issuing Lender (as defined below). WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of March 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Original Credit Agreement”), by and among the Borrower, Holdings, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent; WHEREAS, the Borrower has requested that (a) the Initial Term Commitments (as defined below) and Initial Term Loans (as defined below) be made available on the Closing Date (as defined below) to repay in full term loans outstanding under the Original Credit Agreement and to finance a portion of the Transactions (as defined below) and to pay related fees and expenses and (b) the Revolving Commitments (as defined below) be made available on and following the Closing Date for the purposes set forth herein; and WHEREAS, the Lenders are willing to make available the Initial Term Commitments and the Revolving Commitments for such purposes on the terms and subject to the conditions set forth in this Agreement; NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “Acquired Person”: as defined in Section 8.2(i). “Additional Revolving Commitment Lender”: as defined in Section 3.17(d). “Additional Term Commitment”: any Incremental Term Loan Commitments and/or any commitments established by an Additional Term Commitment Lender as a separate series or tranche from the Initial Term Commitment. “Additional Term Commitment Lender”: as defined in Section 2.6(d). “Additional Term Facility”: each term facility providing a separate series or tranche of Additional Term Loans under this Agreement. “Additional Term Loans”: any Incremental Term Loan, any Replacement Term Loans and/or any term loans from an Extending Term Lender, in each case, provided as a separate series or tranche from the Initial Term Commitments. “Adjusted Covenant Period”: as defined in Section 8.1(a). “Adjustment Date”: the date that is three (3) Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1(a) or (b). “Administrative Agent”: as defined in the preamble to this Agreement. “Administrative Agent Parties”: as defined in Section 11.2(c). - 1-

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender”: as defined in Section 4.13. “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto. “Agent Related Parties”: the Administrative Agent, the Collateral Agent, the Issuing Lender and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives. “Agents”: the collective reference to the Administrative Agent, the Collateral Agent and, the Joint Lead Arrangers and the Amendment No. 1 Lead Arranger, which term shall include, for purposes of Sections 10 and 11.5 only, the Issuing Lender. “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Initial Term Commitment then in effect and (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, giving effect to any assignments. “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreement”: this Credit Agreement. “Amendment No. 1”: that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Holdings, the Borrower, each other Guarantor party thereto and the Administrative Agent. “Amendment No. 1 Effective Date”: has the meaning set forth in Amendment No. 1. The Amendment No. 1 Effective Date occurred on June 19, 2020. “Amendment No. 1 Lead Arranger”: Wells Fargo Securities, LLC, in its capacity as Lead Arranger with respect to Amendment No. 1. “Anti-Corruption Laws”: as defined in Section 5.22(b). “Applicable Margin”: means a percentage per annum equal to: (a) until the first Adjustment Date occurring for the first full fiscal quarter ending after the Closing Date, (i) with respect to the Initial Term Loans that are (A) Eurodollar Loans, 1.75% per annum and (B) Base Rate Loans, 0.75% per annum and (ii) with respect to the Initial Revolving Loans that are (A) Eurodollar Loans, 1.75% per annum and (B) Base Rate Loans, 0.75% per annum; andprior to the Amendment No. 1 Effective Date, the applicable rate per annum set forth below, based on the Total Net Leverage Ratio as of the last Adjustment Date: (b) thereafter, the applicable rate per annum set forth below, based on the Total Net Leverage Ratio as of the last Adjustment Date: Pricing Total Net Leverage Applicable Applicable Margin – Margin – 2

level Ratio Eurodollar Base Rate Loans Loans I < 0.75 to 1.00 1.25% 0.25% II ≥ 0.75 to 1.00 and 1.50% 0.50% < 1.50 to 1.00 III ≥ 1.50 to 1.00 and 1.75% 0.75% < 2.50 to 1.00 IV ≥ 2.50 to 1.00 and 2.00% 1.00% < 3.25 to 1.00 V ≥ 3.25 to 1.00 2.25% 1.25% (b) on and after the Amendment No. 1 Effective Date until the Adjustment Date occurring for the first full fiscal quarter ending after the last day of the Covenant Waiver Period, (i) with respect to the Initial Term Loans that are (A) Eurodollar Loans, 3.25% per annum and (B) Base Rate Loans, 2.25% per annum and (ii) with respect to the Initial Revolving Loans that are (A) Eurodollar Loans, 3.25% per annum and (B) Base Rate Loans, 2.25% per annum; and (c) on and after the Adjustment Date occurring for the first full fiscal quarter ending after the last day of the Covenant Waiver Period, the applicable rate per annum set forth below, based on the Total Net Leverage Ratio as of the last Adjustment Date: Pricing Total Net Leverage Applicable Applicable level Ratio Margin – Margin – Eurodollar Base Rate Loans Loans I < 0.75 to 1.00 1.50% 0.50% II ≥ 0.75 to 1.00 and 1.75% 0.75% < 1.50 to 1.00 III ≥ 1.50 to 1.00 and 2.00% 1.00% < 2.50 to 1.00 IV ≥ 2.50 to 1.00 and 2.25% 1.25% < 3.25 to 1.00 V ≥ 3.25 to 1.00 and 2.50% 1.50% < 4.00 to 1.00 VI ≥ 4.00 to 1.00 3.00% 2.00% TheOn and after the Adjustment Date occurring for the first full fiscal quarter ending after the last day of the Covenant Waiver Period, the Applicable Margin shall be adjusted quarterly on a prospective basis on each 3

Adjustment Date based upon the Total Net Leverage Ratio in accordance with the table set forth above; provided, that if financial statements are not delivered when required pursuant to Section 7.1, then the Applicable Margin shall be the rate per annum set forth above in Pricing Level VVI under clause (c) above, in each case, until such financial statements are delivered in compliance with Section 7.1. “Application”: an application, substantially in such form as the Issuing Lender may specify as the form for use by its similarly situated customers from time to time, requesting the Issuing Lender to issue or amend a Letter of Credit. “Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender. “Asset Sale”: any Disposition of Property or series of related Dispositions of Property, including, without limitation, any issuance of Capital Stock of any Subsidiary of the Borrower to a Person other than to the Borrower or a Subsidiary of the Borrower (excluding in any case any such Disposition permitted by clauses (a), (b), (c), (d), (e), (f), (g), (i), (j), (k), (l), (m), (n), (o), (p), (q), (s), (t) and (v) of Section 8.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $3,000,000. “Assignee”: as defined in Section 11.6(b). “Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, consented to by the Borrower, substantially in the form of Exhibit A. “Assignment Effective Date”: as defined in Section 11.6(d). “Available Revolving Commitment”: (i) as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding and (ii) as to all Revolving Lenders, an amount equal to the excess, if any, of (a) the Total Revolving Commitments over (b) the Total Revolving Extensions of Credit. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate”: for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Eurodollar Rate (after giving effect to any Eurodollar Rate “floor”) determined on such day for a Eurodollar Loan with a one-month interest period plus (b) 1.00%; provided, that in no event shall the Base Rate be less than 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. “Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate. 4

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and, in any event, substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefited Lender”: as defined in Section 11.7(a). “Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower”: as defined in the preamble to this Agreement. “Borrower Materials”: as defined in the penultimate paragraph of Section 11.2. “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market. “Calculation Date”: as defined in Section 1.3. “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, but excluding (a) expenditures financed with any Reinvestment Deferred Amount, (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions or incurred by the Person acquired in the Permitted Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition and (c) expenditures made with cash proceeds from any issuances of Capital Stock of any Group Member or contributions of capital made to the Borrower. “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, in no event will any obligation in respect of a lease that would have been categorized as an operating lease in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842) be considered a Capital Lease Obligation for any purpose under this Agreement (and no agreement relating to any such operating lease shall be considered a capital lease for any purpose under this Agreement). 5

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided, that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock. “Cash Collateral”: as defined in the definition of “Cash Collateralize”. “Cash Collateralize”: (a) in respect of an obligation, provide and pledge cash collateral in Dollars, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and (b) in respect of any L/C Obligations under Letters of Credit, either the deposit of cash collateral (pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lender) in an amount equal to 102% of such outstanding L/C Obligations (the “Cash Collateral”) or the delivery of a “backstop” letter of credit in form and substance, and issued by an issuing bank, reasonably satisfactory to the Issuing Lender (and “Cash Collateralization” has a corresponding meaning). “Cash Equivalents”: (i) Dollars, (ii) (a) euro, or any national currency of any participating member of the EMU, or (b) in the case of any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business, (iii) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twelve (12) months or less from the date of acquisition, (iv) marketable direct EEA Government Obligations with maturities of twelve (12) months or less from the date of acquisition, (v) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $500,000,000, (vi) repurchase obligations for underlying securities of the types described in clauses (iii), (iv) and (v) entered into with any financial institution meeting the qualifications specified in clause (v) above, (vii) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and, in each case, maturing within twenty-four (24) months after the date of creation thereof, (viii) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case, maturing within twenty-four (24) months after the date of creation thereof, (ix) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of twenty-four (24) months or less from the date of acquisition, 6

(x) investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above, and (xi) in the case of any Subsidiary organized or having its principal place of business outside of the United States, investments of comparable tenor and credit quality to those described in the foregoing clauses (iii) through (x) customarily utilized in countries in which such Subsidiary operates. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided, that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts. “Cash Management Agreement”: any agreement for the provision of Cash Management Services. “Cash Management Services”: (a) cash management services, including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements and (b) commercial credit card and merchant card services. “Cash Pool Obligation”: the offshore cash management programs in Australian Dollars, British Pound Sterling, Canadian Dollars, Dollars, Euros, Japanese Yen and Swiss Francs (and such other currencies as may from time to time be approved by the Administrative Agent) established by the Cash Pool Participants in which cash funds of the Cash Pool Participants will be concentrated with a Subsidiary of the Borrower that is not a Loan Party. “Cash Pool Participants”: certain Subsidiaries of the Borrower that are not Loan Parties identified by the Borrower to the Administrative Agent in writing from time to time. “CFC”: a controlled foreign corporation within the meaning of Section 957 of the Code. “Change of Control”: an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock of Holdings representing more than 35% or more of the outstanding Voting Stock of Holdings; (b) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower; or (c) a “change of control” or similar provision as set forth in any indenture or other instrument evidencing Material Indebtedness of a Group Member has occurred, obligating any Group Member to repurchase, redeem or repay all or any part of the Indebtedness provided for therein; provided, that, for purposes of this clause (c) only, the definition of “Material Indebtedness” shall be Indebtedness, the outstanding principal amount of which exceeds in the aggregate $20,000,000. “Closing Date”: June 27, 2019. “Code”: the Internal Revenue Code of 1986, as amended. “Collateral”: all Property of the Loan Parties (other than Excluded Assets), now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. 7

“Collateral Agent”: as defined in the preamble to this Agreement. “Commitment”: with respect to any Lender, any Initial Term Commitment, Additional Term Commitment, Initial Revolving Commitment and Incremental Revolving Commitment. “Commitment Fee Rate”: for each fiscal quarter or portion thereofmeans a percentage per annum equal to: (a) prior to the Amendment No. 1 Effective Date, the applicable rate per annum set forth below based upon the Total Net Leverage Ratio as of the last Adjustment Date; provided, that, until the first Adjustment Date occurring for the first full fiscal quarter after the Closing Date, the Commitment Fee Rate shall be the applicable rate per annum set forth below in Pricing Level III.: Pricing Total Net Leverage Commitment level Ratio Fee Rate I < 0.75 to 1.00 0.15% II ≥ 0.75 to 1.00 and 0.20% < 1.50 to 1.00 III ≥ 1.50 to 1.00 and 0.25% < 2.50 to 1.00 IV ≥ 2.50 to 1.00 0.30% (b) on and after the Amendment No. 1 Effective Date and until the Adjustment Date occurring for the first full fiscal quarter ending after the last day of the Covenant Waiver Period, 0.50%; and (c) thereafter, the applicable rate per annum set forth below based upon the Total Net Leverage Ratio as of the last Adjustment Date: Pricing Total Net Leverage Commitment level Ratio Fee Rate I < 0.75 to 1.00 0.15% II ≥ 0.75 to 1.00 and 0.20% < 1.50 to 1.00 III ≥ 1.50 to 1.00 and 0.25% < 2.50 to 1.00 IV ≥ 2.50 to 1.00 and 0.30% < 3.25 to 1.00 V ≥ 3.25 to 1.00 and 0.30% < 4.00 to 1.00 VI ≥ 4.00 to 1.00 0.40% 8

TheOn and after the Adjustment Date occurring for the first full fiscal quarter ending after the last day of the Covenant Waiver Period, the Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Total Net Leverage Ratio in accordance with the table set forth above; provided, that if financial statements are not delivered when required pursuant to Section 7.1, then the Commitment Fee Rate shall be the rate per annum set forth above in Pricing Level IVVI, until such financial statements are delivered in compliance with Section 7.1. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code. “Communications”: as defined in Section 11.2(b). “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B. “Consolidated Depreciation and Amortization Expense”: with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, deferred financing fees of such Person and its Subsidiaries, for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA”: with respect to any Person for any period, the Consolidated Net Income of such Person for such period (i) increased (without duplication) by: (a) Permitted Tax Distributions and any other provision for Taxes based on income or profits or capital gains, including, with-out limitation, state franchise and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus (b) Consolidated Interest Expense of such Person for such period plus amounts excluded from the definition of Consolidated Interest Expense pursuant to clauses (i)(x) and (i)(y) thereof to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income and, to the extent not included therein, agency fees paid to the Administrative Agent and the Collateral Agent; plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (d) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, which, in each case, to the extent applicable to the fiscal quarter ended June 30, 2020 or any subsequent fiscal quarter ending on or prior to March 31, 2021, shall be subject to the consent of the Administrative Agent; plus (e) any other non-cash charges, including any write-offs, write-downs or impairment charges, reducing Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus 9

(f) any costs or expense incurred by Holdings or a Subsidiary pursuant to any management equity plan or stock option plan; plus (g) any costs or expenses incurred in connection with the ANDA litigation in an amount not to exceed $4,000,000 in such period; plus (h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii) below for any previous period and not added back; plus (i) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards Board’s Accounting Standards Codification No. 810 “Consolidation” with respect to non-controlling interests; plus (j) any costs or expenses incurred in connection with pursuing a claim under its policy of property or liability insurance (including any business interruption insurance) in an amount not to exceed $6,000,000 for such period; plus (k) costs and expenses incurred to relocate, establish, qualify or commence manufacturing, supply or distribution operations for the Borrower’s approved products and clinical candidates at third party manufacturers, suppliers and distributors in an amount not to exceed $12,500,000 for such period; plus (l) the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) such cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies are commenced within eighteen (18) months of such actions, (3) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (l) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period and (4) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 1.3; plus (m) charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs); (ii) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; 10 provided, that, the aggregate amount of costs, expenses and other charges added back pursuant to clauses (k) and (m) above, together with the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to clause (l) above, shall not exceed (A) (x) 20.0% of Consolidated EBITDA (calculated prior to giving effect to such add-backs or adjustments) for such four-quarter period or (y) if greater, $20,000,000, in the case of this clause (y), only to the extent such additions are applicable for a four quarter period ending on or prior to March 31, 2021, plus (B) with respect to any adjustments make pursuant to clause (l), the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such four-quarter period. “Consolidated Funded Debt”: at any date, the aggregate amount of indebtedness that is (or would be) reflected on the balance sheet of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense”: with respect to any Person for any period, without duplication, the sum of: (i) consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding, (w) penalties and interest related to taxes, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus (ii) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; less (iii) interest income of such Person and its Subsidiaries for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. “Consolidated Liquidity”: means the sum of the aggregate amount of (i) unrestricted cash and Cash Equivalents of the Borrower and the Guarantors and (ii) the Available Revolving Commitments of all Revolving Lenders. “Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication, (i) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or costs, charges and expenses (including relating to the Transactions), including, without limitation, any severance costs, integration costs, relocation costs, and curtailments or modifications to pension and post-retirement employee benefit plans, shall be excluded, (ii) the cumulative effect of a change in accounting principles during such period shall be excluded, 11

(iii) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, (iv) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions under a financing permitted hereunder) other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded, (v) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Holdings or a Subsidiary thereof in respect of such period by such Person, (vi) effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (vii) (a) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and non-cash charges associated with the roll-over, acceleration or payout of Capital Stock by management of the Borrower, Holdings or any direct or indirect parent thereof in connection with the Transactions or other acquisitions shall be excluded and (b) the amount of any contingent payments related to any acquisition or Investment permitted hereunder that are treated as compensation expense in accordance with GAAP shall be excluded, (viii) any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles and other assets arising pursuant to GAAP shall be excluded, (ix) any net gain or loss in such period (a) due solely to fluctuations in currency values or (b) resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) shall be excluded, (x) any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes, shall be excluded, (xi) any after-tax effect of income (loss) from early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded, (xii) any net gain or loss in such period from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded, (xiii) any fees, charges, costs and expenses incurred in connection with the Transactions or accruals and reserves that are established within one year from the Closing Date that are required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and 12

(xiv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investments permitted hereunder, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted hereunder (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to a Qualified Public Offering, the Facilities and any financing permitted hereunder and (b) any amendment or other modification of the Loan Documents and any financing permitted hereunder shall be excluded. In addition, to the extent not already included in the Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment or any sale, conveyance or other Disposition permitted hereunder. “Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Corporate Family Rating”: an opinion issued by Moody’s of a corporate family’s ability to honor all of its financial obligations that is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure. “Corporate Rating”: an opinion issued by S&P of an obligor’s overall financial capacity (its creditworthiness) to pay its financial obligations. “Covenant Waiver Period”: the period from the Amendment No. 1 Effective Date through and including December 31, 2020. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Declined Proceeds”: as defined in Section 4.2(f). “Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Defaulting Lender”: subject to Section 3.15(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in 13 such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Issuing Lender or the Borrower, to confirm in writing to the Administrative Agent or the Issuing Lender and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Lender, the Swingline Lender and the Borrower) or (d) as to which the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any case so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Capital Stock”: any Capital Stock that is not Qualified Capital Stock. “Disqualified Institutions”: (i) any Person identified by name in writing to the Joint Lead Arrangers on or prior to June 10, 2019, 2019, (ii) any other Person that was or is identified by name in writing to the Joint Lead Arrangers (if after June 10, 2019 and prior to the Closing Date) or the Administrative Agent (on and after the Closing Date) to the extent such Person is a competitor or is an Affiliate of a competitor of Holdings or its Subsidiaries, which designations shall become effective two (2) days after delivery of each such written supplement to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and (iii) any Affiliate of any Person referred to in clauses (i) or (ii) above that is (x) reasonably identifiable as such on the basis of its name (provided, that, the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates) or (y) identified as such by name in writing to the Administrative Agent; provided, that a “competitor” or an Affiliate of a competitor shall not include any bona fide debt fund or investment vehicle (other than a bona fide debt fund or investment vehicle that has been identified in writing pursuant to clause (i) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, and for which no personnel involved with the competitive activities of its affiliates (i) makes any investment decisions for such debt fund or (ii) has access to any information (other than information publicly available) relating to Holdings or its Subsidiaries from such debt fund. “Disregarded Domestic Person”: any direct or indirect Domestic Subsidiary that holds no material assets other than the equity (or debt treated as equity for U.S. federal income tax purposes) of one or more direct or indirect Foreign Subsidiaries that are CFCs or other Disregarded Domestic Persons. “Dollars” and “$”: dollars in lawful currency of the United States. 14

“Domestic Subsidiary”: any Subsidiary of the Borrower that is not a Foreign Subsidiary. “Earn-Out Obligations”: those certain obligations of Holdings or any Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 8.7 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition, but only to the extent of the reserve, if any, required under GAAP to be established in respect thereof by Holdings and its Subsidiaries. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Government Obligation”: any direct non-callable obligation of any European Union member for the payment of which obligation the full faith and credit of the respective nation is pledged; provided, that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee”: any Assignee permitted by and consented to in accordance with Section 11.6(b); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) Holdings or any of its subsidiaries or Affiliates, (b) any Defaulting Lender or Affiliate of a Defaulting Lender and (c) any natural person. “EMU”: the economic and monetary union as contemplated in the Treaty on European Union. “Environment”: ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) relating to pollution or protection of the Environment, including those relating to use, generation, storage, treatment, transport, Release or threat of Release of Materials of Environmental Concern, or to protection of human health or safety (to the extent relating to the presence in the Environment or the Release or threat of Release of Materials of Environmental Concern), as now or may at any time hereafter be in effect. “Equivalent Managing Body”: (i) with respect to a manager managed limited liability company, the board of managers, (ii) with respect to a member managed limited liability company, the board of directors of its most direct corporate parent company and (iii) with respect to a partnership, the board of directors of the general partner to the extent such general partner is a corporation, or the Equivalent Managing Body of the general partner if such general partner is not a corporation. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euro” or “EUR”: the single currency of participating member states of the Economic and Monetary Union. 15

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. “Eurodollar Base Rate”: for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Loan, (a) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on page LIBOR01 of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date or (b) in the event the rate referenced in the preceding clause (a) is not available, the Interpolated Rate. “Eurodollar Floor”: as defined in the definition of Eurodollar Rate. “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate. “Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to the greater of (a) 0.00% (the “Eurodollar Floor”) and (b) the rate determined for such day in accordance with the following formula: Eurodollar Base Rate 1.00 - Eurocurrency Reserve Requirements “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). “Event of Default”: any of the events specified in Section 9.1; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act”: the Securities Exchange Act of 1934, as amended. “Excluded Assets”: (a) assets of Unrestricted Subsidiaries, (b) assets of Foreign Subsidiaries, (c) interests in partnerships, joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent pursuant to the terms of the governing documents of such partnership or joint venture of one or more third parties, subject to Uniform Commercial Code override provisions, (d) any assets to the extent a security interest in which would result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent, (e) any property and assets the pledge of which would require governmental consent, approval, license or authorization, subject to Uniform Commercial Code override provisions, (f) any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (g) any fee-owned real property (together with improvements thereof) with a fair market value (as reasonably determined by the Borrower) not in excess of $2,500,000 and real property leasehold interests, (h) any asset identified in writing with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweigh the benefit of a security interest to the relevant Secured Parties afforded thereby, (i) voting Capital Stock of any Foreign Subsidiary or Disregarded Domestic Person in excess of 65% of the total outstanding voting Capital 16

Stock of such Foreign Subsidiary or any Disregarded Domestic Person, (j) any Intellectual Property, know-how and/or regulatory filings related to (i) Flurpiridaz F 18, 18F LMI 1195 – Cardiac Neuronal Imaging Agent. (ii) LMI 1174 – Vascular Remodeling Imaging Agent and (iii) Quadramet, Matrix Metalloproteinase inhibitors (the “Subject IP”), solely to the extent that, and for so long as, the Subject IP (x) is or becomes subject to an exclusive license which prohibits the granting of a Lien thereon (other than in favor of the exclusive licensee) and (y) is not subject to any other Lien (other than in favor of the exclusive licensee or nonconsensual Liens arising by operation of law) and (k) the Sale Leaseback Property. “Excluded Indebtedness”: all Indebtedness permitted by Section 8.2. “Excluded Subsidiary”: (i) any Unrestricted Subsidiaries, (ii) Immaterial Subsidiaries, (iii) any subsidiary to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (iv) any Disregarded Domestic Persons, (v) any Foreign Subsidiary that is a CFC, (vi) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC and (vii) any not-for-profit subsidiary or captive insurance subsidiary. “Excluded Taxes”: any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document or required to be withheld or deducted from a payment to the Administrative Agent, any Lender or any other recipient, (a) Taxes imposed on or measured by such recipient’s net income or net profits (however denominated), franchise Taxes imposed on such recipient in lieu of net income Taxes and branch profits (or similar) Taxes imposed on such recipient, in each case, by any jurisdiction (i) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.13), any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender under any laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 4.10, (c) any withholding Tax attributable to such recipient’s failure to comply with Section 4.10(e), (d) any withholding Tax that is imposed pursuant to FATCA and (e) any U.S. federal backup withholding Taxes imposed under Section 3406 of the Code. “Existing Revolving Facility Maturity Date”: as defined in Section 3.17(a). “Existing Term Facility Maturity Date”: as defined in Section 2.6(a). “Extending Revolving Lender”: as defined in Section 3.17(e). “Extending Term Lender”: as defined in Section 2.6(e). “Facility”: each of the Term Facility, the Revolving Facility and the Swingline Facility. “FATCA”: current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative guidance (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS) promulgated thereunder, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version as described above) any applicable intergovernmental agreement, treaty or convention, and related legislation or administrative rules or practices implementing any of the foregoing. “FCPA”: as defined in Section 5.22(b). 17

“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent in a commercially reasonable manner. “FEMA”: the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program. “Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign Lender”: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code. “Foreign Subsidiary”: any direct or indirect subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia. “Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “GAAP”: generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2(e). “Governmental Authority”: any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange. “Governmental Authorization”: all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business. “Grant Cash”: all cash received from customers of the Borrower or any of its Subsidiaries intended to pay third-party investigator site fees on behalf of such customer as studies progress. “Group Members”: the collective reference to Holdings and its Subsidiaries. “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of the date hereof, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the 18 primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “guaranteeing person”: as defined in the definition of “Guarantee Obligation”. “Guarantors”: collectively, Holdings and the Subsidiary Guarantors. “Hedge Agreements”: any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement. “Hedging Obligations”: obligations under Hedge Agreements. “Holdings”: as defined in the preamble to this Agreement. “Immaterial Subsidiary”: each Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto, (a) which accounts for not more than (i) 2.5% of the Consolidated EBITDA of Holdings and its Subsidiaries or (ii) 2.5% of the Consolidated Total Assets of Holdings and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter; and (b) if the Subsidiaries that constitute Immaterial Subsidiaries pursuant to clause (a) above account for, in the aggregate, more than 5% of such Consolidated EBITDA and more than 5% of the Consolidated Total Assets, each as described in clause (a) above, then the term “Immaterial Subsidiary” shall not include each such Subsidiary necessary to account for at least 95% of the Consolidated EBITDA and 95% of the Consolidated Total Assets, each as described in clause (a) above. “Increase Revolving Joinder”: as defined in Section 3.16(c). “Increase Term Joinder”: as defined in Section 2.4(c). “Incremental Cap”: (a) (i) $100,000,000 less (ii) the aggregate principal amount of all Incremental Facilities incurred or issued in reliance on clause (a)(i) of this definition, plus (b) in the case of any Incremental Facility that effectively extends the Initial Term Loan Maturity Date or the Initial Revolving Termination Date, as applicable, an amount equal to the portion of the Loans or commitments that will be replaced by such Incremental Facility, plus (c) in the case of any Incremental Facility that effectively replaces any Revolving Commitment terminated in accordance with Section 3.6, an amount equal to the relevant terminated Revolving Commitment; plus 19

(d) the amount of any optional prepayment of any Loan in accordance with Section 4.1(a) and/or the amount of any permanent reduction of any Revolving Commitment, so long as, in the case of any optional prepayment, such prepayment was not funded (i) with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) or (ii) with the proceeds of any Incremental Facility incurred in reliance on clause (b) or (c) above, plus (e) an unlimited amount so long as, the Secured Net Leverage Ratio would not exceed 3.25 to 1.00, calculated on a pro forma basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) (and determined on the basis of the financial statements for the most recently ended fiscal quarter), and assuming a full drawing under all Incremental Revolving Facilities constituting revolving commitments incurred at such time. Any Incremental Facility shall be deemed to have been incurred in reliance on clause (e) above prior to any amounts under clause (a) above, unless the Borrower specifies otherwise. “Incremental Commitments”: Incremental Revolving Commitments and Incremental Term Loan Commitments. “Incremental Facilities”: the Incremental Term Facilities and Incremental Revolving Facilities. “Incremental Lender”: any Person that makes a Loan pursuant to Sections 2.4 or 3.16, or has a commitment to make a Loan pursuant to Sections 2.4 or 3.16. “Incremental Loans”: Incremental Revolving Loans and Incremental Term Loans. “Incremental Revolving Commitment”: as defined in Section 3.16(a). “Incremental Revolving Facility”: as defined in Section 3.16(a). “Incremental Revolving Loans”: as defined in Section 3.16(c). “Incremental Term Facility”: as defined in Section 2.4(a). “Incremental Term Loan Commitment”: as defined in Section 2.4(a). “Incremental Term Loans”: as defined in Section 2.4(c). “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding (i) current trade payables incurred in the ordinary course of such Person’s business and (ii) any Earn-Out Obligations until they become a liability on the balance sheet of such Person in accordance with GAAP), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Sections 8.2 and 9.1(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable 20 therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of clause (j) above (including as such clause applies to Section 9.1(e)), the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated. “Indemnified Liabilities”: as defined in Section 11.5(a). “Indemnified Taxes”: (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee”: as defined in Section 11.5(a). “Initial Revolving Availability Period”: the period from the Closing Date to the Initial Revolving Termination Date. “Initial Revolving Commitment”: as to each Lender, the obligation of such Lender, if any, to make Initial Revolving Loans and participate in Letters of Credit to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of Initial Revolving Commitments is $200,000,000. “Initial Revolving Facility”: the Initial Revolving Commitments and the extensions of credit made thereunder. “Initial Revolving Loans”: each Revolving Loan provided under the Initial Revolving Commitment. “Initial Revolving Termination Date”: June 27, 2024. “Initial Term Commitment”: as to each Lender, the obligation of such Lender, if any, to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, including, without limitation, Section 4.2(e). The original aggregate amount of Initial Term Commitments is $200,000,000. “Initial Term Facility”: the term facility under this agreement providing Initial Term Loans. “Initial Term Loan Maturity Date”: June 27, 2024. “Initial Term Loans”: each Term Loan provided under the Initial Term Commitment. “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insolvent”: pertaining to a condition of Insolvency. “Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs, together with any and all inventions or designs described and claimed therein, and reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, trade names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and 21 symbolized thereby, and extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered; and (f) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world. “Intellectual Property Security Agreements”: an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party which owns any Intellectual Property which is the subject of a registration or application grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property, substantially in the form attached to the Guarantee and Collateral Agreement. “Interest Coverage Ratio”: at any date, the ratio of (a) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1) to (b) Consolidated Interest Expense of Holdings and its Subsidiaries for such period, in each case, with such pro forma adjustments to Consolidated EBITDA and Consolidated Interest Expense as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3. “Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof. “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or if consented to by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or if consented to by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 2:00 p.m., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Maturity Date with respect thereto; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. 22

“Interest Rate Determination Date”: with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period. “Interpolated Rate”: in relation to the Eurodollar Base Rate Loans for any Loan, the rate which results from interpolating on a linear basis between: (a) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in Dollars for the longest period (for which that rate is available) which is less than the Interest Period and (b) the ICE Benchmark Administration’s interest settlement rates for deposits in Dollars for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. “Investments”: as defined in Section 8.7. “IRS”: the United States Internal Revenue Service. “Issuing Lender”: (a) Wells Fargo, in its capacity as issuer of any Letter of Credit and/or (b) such other Lender or Affiliate of a Lender as the Borrower may select, and Administrative Agent approves, which Lender or Affiliate of a Lender has agreed in writing, in its sole discretion, to serve as the Issuing Lender hereunder pursuant to this Agreement. “Joint Lead Arrangers”: Wells Fargo Securities, LLC, Citizens Bank, N.A. and JPMorgan Chase Bank, N.A., in their capacities as joint lead arrangers and joint bookrunners under this Agreement. “Junior Debt”: any (i) Subordinated Indebtedness and any Indebtedness that is secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Initial Term Facility and Initial Revolving Facility, and (ii) Indebtedness that was incurred pursuant to Section 8.2(j). “Junior Financing”: any Indebtedness of Holdings or any Subsidiary that is, or that is required to be, subordinated in right of payment to the Obligations and/or secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Initial Term Facility and Initial Revolving Facility. “Junior Financing Documentation”: any documentation governing any Junior Financing. “L/C Commitment”: $20,000,000. “L/C Exposure”: as to any Lender, its Revolving Percentage of the L/C Obligations. “L/C Fee Payment Date”: the last day of each March, June, September and December (commencing on September 30, 2019) and the last day of the Initial Revolving Availability Period. “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11. “L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender. “Lender Presentation”: the Lender Presentation, dated May 30, 2019, and furnished to the Lenders in connection with the syndication of the Facilities. “Lenders”: each Revolving Lender, Term Lender and Incremental Lender; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender and the Swingline Lender. “Letters of Credit”: as defined in Section 3.7(a). 23

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). “Limited Condition Acquisition”: any acquisition that is not prohibited under this Agreement and is not conditioned on the availability of, or on obtaining, third-party financing. “Liquidity Testing Period”: the period from the Amendment No. 1 Effective Date to and including the date on which the Borrower delivers a Compliance Certificate pursuant to Section 7.2(a) in respect of the fiscal quarter ended March 31, 2021. “Loan”: any loans and advances made by the Lenders pursuant to this Agreement, including any Additional Term Loans, any Incremental Revolving Loans and any Swingline Loan. “Loan Documents”: this Agreement, the Security Documents and the Notes, the Notes and any other agreement, instrument or document designated in writing by the Borrower and the Administrative Agent as a “Loan Document”. “Loan Party”: each of Holdings, the Borrower and the Subsidiary Guarantors. “Long-Term Indebtedness”: any Indebtedness for borrowed money that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability (other than any revolving credit facility). “Majority Facility Lenders”: the holders of more than 50% of (a) with respect to the Initial Term Facility, the aggregate unpaid principal amount of the outstanding Initial Term Loans, (b) with respect to the any Additional Term Facility, the aggregate unpaid principal amount of the outstanding Additional Term Loans under such Additional Term Facility and (c) with respect to the Initial Revolving Facility, the total Initial Revolving Commitments outstanding under such facility (or, if the relevant Initial Revolving Commitments have been terminated pursuant to the terms hereof, the total Revolving Extensions of Credit under such Initial Revolving Commitment then outstanding). “Margin Stock”: as defined in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof. “Material Acquisition”: a Permitted Acquisition for which the aggregate amount of consideration paid or to be paid exceeds $35,000,000. “Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect upon, the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties taken as a whole to perform their respective payment obligations under any Loan Document; (c) a material and adverse effect on the rights of or remedies available to the Lenders or the Administrative Agent under any Loan Document; or (d) a material adverse effect on the Liens in favor of the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens. “Material Indebtedness”: of any Person at any date, Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000. “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or any chemicals, substances, materials, wastes, pollutants or contaminants in any form regulated under any Environmental Law, including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, radiation, and infectious, biological or medical waste or animal carcasses. 24

“Maturity Date”: (i) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (ii) with respect to the Initial Revolving Commitments, the Initial Revolving Termination Date and (iii) with respect to any Additional Term Loans, the final maturity date applicable thereto. “Maximum Cash Balance Period”: the period from the Amendment No. 1 Effective Date to and including the date on which the Borrower delivers a Compliance Certificate pursuant to Section 7.2(a) in respect of the fiscal quarter ended June 30, 2021. “Maximum Rate”: as defined in Section 4.5(e). “Moody’s”: Moody’s Investors Service, Inc. “Mortgaged Properties”: the real properties as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages pursuant to Section 7.10. “Mortgages”: any mortgages and deeds of trust or any other documents creating and evidencing a Lien on the Mortgaged Properties made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Collateral Agent. “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of: (i) attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith; (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any Indebtedness secured by the Collateral on a pari passu or junior basis to the Liens of the Security Documents on the Collateral); (iii) other customary fees and expenses actually incurred in connection therewith; (iv) taxes paid or reasonably estimated to be payable (including Permitted Tax Distributions) as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and (v) amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale); provided, that such amounts shall be considered Net Cash Proceeds upon release of such reserve; or (b) in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. 25

“Net Income”: with respect to any Person, the net income (loss) of such Person, determined on a consolidated basis in accordance with GAAP. “Non-Consenting Lender”: as defined in Section 11.1. “Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender. “Non-Extending Revolving Lender”: as defined in Section 3.17(b). “Non-Extending Term Lender”: as defined in Section 2.6(b). “Notes”: the collective reference to any promissory note evidencing Loans. “Obligations”: the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans and Reimbursement Obligations and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Agreements, any Qualified Counterparty) or any Affiliate of any Agent or any Lender (including the obligation to provide Cash Collateral hereunder), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit (including Reimbursement Obligations), any Specified Hedge Agreement, Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise. “Original Credit Agreement”: as defined in the recitals hereto. “Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By Laws, Limited Liability Company Agreement, Partnership Agreement or other similar organizational or governing documents of such Person. “Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes”: all present or future stamp or documentary Taxes or any other excise or intangible Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.13). “Participant”: as defined in Section 11.6(e). “Participant Register”: as defined in Section 11.6(e). “Patriot Act”: the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). 26

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto). “Permitted Acquisition”: any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, a majority of the Capital Stock of, or a business line or unit or a division of, any Person; provided, that (a) at the time of the execution of the definitive purchase agreement in connection with such Permitted Acquisition, and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations; (c) the Borrower shall be in compliance with the covenants in Section 8.1, calculated on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered; (d) any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged, or are permitted to be engaged as provided in Section 8.15, as of the time of such acquisition; and (e) with respect to any Material Acquisition: (A) no less than five (5) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered written notice of such acquisition to the Administrative Agent, which notice shall include the proposed closing date of such Acquisition; (B) no later than five (5) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by the Administrative Agent) the Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, and (ii) shall have delivered to, or made available for inspection by, the Administrative Agent all material financial information available with respect to such acquisition; and (C) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the most recent fiscal quarter end preceding such acquisition for which financial statements have been delivered giving pro forma effect to such acquisition as if it had occurred as of the balance sheet date (in the case of the balance sheet) or at the beginning of such period (in the case of such income statements), demonstrating compliance with condition (c) above and certifying that all of the requirements of a “Permitted Acquisition” hereunder have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition. “Permitted Refinancing”: as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided, that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums, accrued and unpaid interest and other reasonable amounts paid, and 27 fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); and (e) if the Indebtedness being refinanced is subordinated to the Obligations, the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower) and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by the Administrative Agent evidencing such subordination. “Permitted Sale Leaseback”: any arrangement with any Person whereby the Borrower or any of its Subsidiaries sells or transfers the Sale Leaseback Property to such Person and thereafter rents or leases such Sale Leaseback Property and uses it for substantially the same purpose or purposes as it was used prior to the sale. “Permitted Tax Distribution”: for any taxable period for which the Borrower and/or any of its Subsidiaries or Unrestricted Subsidiaries are members of a consolidated, unitary, combined or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which Holdings (or its successor) is the common parent (a “Tax Group”), distributions to pay the actual consolidated, combined, unitary or similar income Tax liabilities of a Tax Group for such taxable period that are attributable to income of the Borrower and/or any of its Subsidiaries or Unrestricted Subsidiaries, in an amount not to exceed the amount that the Borrower and its applicable Subsidiaries or Unrestricted Subsidiaries would have been required to pay in respect of such federal, state and local income Taxes, as the case may be, in respect of such taxable period if the Borrower and/or its applicable Subsidiaries or Unrestricted Subsidiaries had paid such Taxes directly as a stand-alone corporate taxpayer or stand-alone corporate group for all taxable periods ending after the Closing Date (reduced by any such Taxes directly paid by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries), provided, that distributions to pay Taxes attributable to the income of Unrestricted Subsidiaries shall only be permitted to the extent of cash payments made by Unrestricted Subsidiaries to the Borrower or any Subsidiary Guarantor for such purpose, provided further, that any distributions under this clause in respect of any taxable period (or portion thereof) ending on or before the Closing Date shall be permitted only to the extent relating to income tax adjustments that arise after the Closing Date as a result of audits or other tax proceedings. “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform”: as defined in Section 11.2(b). “Pledged Company”: any Subsidiary of the Borrower the Capital Stock of which is pledged to the Collateral Agent pursuant to any Security Document. “Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement. “Portfolio Interest Exemption”: as defined in Section 4.10(e). “Pound Sterling”: the lawful currency of the United Kingdom. “primary obligations”: as defined in the definition of “Guarantee Obligation”. “primary obligor”: as defined in the definition of “Guarantee Obligation”. 28

“Prime Rate”: the rate of interest per annum determined from time to time by Wells Fargo as its prime rate in effect at its principal office in New York City and notified to the Borrower, which rate is determined in good faith and applies generally to similarly situated borrowers. The prime rate is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate. “Progenics Acquisition Agreement”: that certain amended and restated merger agreement entered into by Holdings and Progenics Pharmaceuticals, Inc., dated as of February 20, 2020, as in effect on June 2, 2020. “Progenics Transaction”: the acquisition of Progenics Pharmaceuticals, Inc. and any related transactions, as contemplated by the Progenics Acquisition Agreement. “Projections”: as defined in Section 7.2(b). “Properties”: as defined in Section 5.17(a). “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock. “PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Company Costs”: (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance. “Public Lender”: as defined in the penultimate paragraph of Section 11.2. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Qualified Capital Stock”: any Capital Stock (other than warrants, rights or options referenced in the definition thereof) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the ninety-first (91st) day following the Initial Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (x) above, in each case, at any time on or after the ninety-first (91st) day following the Initial Term Loan Maturity Date. “Qualified Counterparty”: with respect to any Hedge Agreement or Cash Management Agreement, any counterparty thereto that is, or that at the time such Hedge Agreement or Cash Management Agreement was entered into, was, a Lender, an Affiliate of a Lender, a Joint Lead Arranger, an Affiliate of a Joint Lead Arranger, an Agent or an Affiliate of an Agent (or, in the case of any such Hedge Agreement entered into prior to the Closing Date, any 29 counterparty that was a Lender, an Affiliate of a Lender, a Joint Lead Arranger, an Affiliate of a Joint Lead Arranger, an Agent or an Affiliate of an Agent on the Closing Date); provided, that, in the event a counterparty to a Hedge Agreement or Cash Management Agreement at the time such Hedge Agreement or Cash Management Agreement was entered into (or, in the case of any Hedge Agreement entered into prior to the Closing Date, on the Closing Date) was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents; provided, further, that if such counterparty is not a Lender or an Agent, such counterparty executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person appoints the Collateral Agent as its agent under the applicable Loan Documents and agrees to be bound by the provisions of Sections 10.3, 11.5, 11.11, 11.12, 11.16 as if it were an Agent or a Lender. “Qualified Public Offering”: an underwritten primary public offering of common Capital Stock of Holdings pursuant to an effective registration statement on Form S-1 under the Securities Act resulting in gross proceeds of at least $65,000,000. “Quarterly Payment Date”: March 31, June 30, September 30 and December 31 of each year. “Recovery Event”: any settlement of or payment in excess of $3,000,000 in respect of any property or casualty insurance claim (but in any case, excluding any business interruption insurance claim) or any condemnation proceeding relating to any asset of any Group Member. “refinance”: as defined in the definition of “Permitted Refinancing”. “Refinanced Term Loans”: as defined in Section 11.1. “Refinancing”: the (a) repayment in full of the loans under the Original Credit Agreement, (b) the termination of the revolving commitments under the Original Credit Agreement, (c) the repayment in full of all accrued interest, fees and other amounts due and payable under the Original Credit Agreement and (d) the release of all Liens and return of all collateral securing the foregoing obligations. “Register”: as defined in Section 11.6(d). “Regulation T”: Regulation T of the Board as in effect from time to time. “Regulation U”: Regulation U of the Board as in effect from time to time. “Regulation X”: Regulation X of the Board as in effect from time to time. “Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit. “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice. “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business. 30

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s or its Subsidiaries’ businesses. “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months after such Reinvestment Event, or, if within such twelve (12) month period the Borrower or a Subsidiary has entered into an agreement in definitive form to apply any such Net Cash Proceeds to a Reinvestment Event, then such period shall be extended, solely for purposes of applying such Net Cash Proceeds pursuant to such agreement, for a period of six (6) months and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s or its Subsidiaries’ businesses with all or any portion of the relevant Reinvestment Deferred Amount. “Related Party Register”: as defined in Section 11.6(d). “Release”: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into or from any building or facility. “Replacement Rate”: as defined in Section 4.7. “Replacement Term Loans”: as defined in Section 11.1. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived pursuant to PBGC Reg. § 4043. “Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the total amount of the Revolving Commitments then in effect or, if any Revolving Commitments have been terminated, the total amount of Revolving Extensions of Credit then outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Required Revolving Lenders”: at any time, the holders of more than 50% of the sum the total amount of the Revolving Commitments then in effect or, if any Revolving Commitments have been terminated, the total amount of Revolving Extensions of Credit then outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. “Requirement of Law”: as to any Person, any law, treaty, rule or regulation, binding determination of an arbitrator or a court or other Governmental Authority or official administrative pronouncement, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary of Holdings or the Borrower (unless otherwise specified), but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower. “Restricted Debt Payments”: as defined in Section 8.8. “Restricted Payments”: as defined in Section 8.6. “Revolving Commitment”: the Initial Revolving Commitments and the Incremental Revolving Commitments. 31

“Revolving Commitment Increase Effective Date”: as defined in Section 3.16(a). “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations and Swingline Loans then outstanding. “Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder. “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans. “Revolving Loans”: the Initial Revolving Loans and the Incremental Revolving Loans. “Revolving Notice Date”: as defined in Section 3.17(b). “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Total Revolving Extensions of Credit then outstanding). “S&P”: Standard & Poor’s Ratings Services. “Sale Leaseback Property”: that certain Property owned by the Borrower on the Closing Date and located at 331 Treble Cove Road, North Billerica, Massachusetts. “Sanctioned Country”: at any time, a country, territory or region which is the subject or target of any Sanctions. “Sanctions”: as defined in Section 5.22(a). “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority. “Secured Net Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt secured by a Lien on all or any portion of the Collateral or any other assets of any of the Loan Parties as of such date, net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries and cash and Cash Equivalents of the Borrower and its Subsidiaries restricted in favor of the Administrative Agent, the Collateral Agent or any Secured Party (which may also include cash and Cash Equivalents securing indebtedness secured by a Lien and is included in Consolidated Funded Debt) in an aggregate amount of such cash or Cash Equivalents not to exceed $50,000,000 to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), in each case, with such pro forma adjustments to Consolidated Funded Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3. “Secured Parties”: the collective reference to the Lenders, the Administrative Agent, the Collateral Agent, the Qualified Counterparties and the Issuing Lender and each of their successors and permitted assigns. “Securities Act”: the Securities Act of 1933, as amended. “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if any), the Intellectual Property Security Agreements and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting (or purporting to grant) a Lien on any Property of any Person 32 to secure the Obligations of any Loan Party under any Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement. “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan. “Software”: as defined in the definition of Intellectual Property. “Solvent”: as to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. “Special Flood Hazard Area”: an area that FEMA’s current flood maps indicate has at least one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year. “Specified Cash Management Agreement”: any Cash Management Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Cash Management Agreements. No Specified Cash Management Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. “Specified Hedge Agreement”: any Hedge Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. No Specified Hedge Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement; provided, however, nothing herein shall limit the rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement. “Subject IP”: as defined in the definition of Excluded Assets. “Subordinated Indebtedness”: any Indebtedness of the Borrower or a Subsidiary Guarantor the payment of principal and interest of which and other obligations of the Borrower or such Subsidiary Guarantor in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent. “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its Subsidiaries (except for purposes of the definition of Unrestricted Subsidiary contained herein) for purposes of this Agreement. “Subsidiary Guarantor”: each Subsidiary of the Borrower that is a Wholly Owned Subsidiary on the date it became (or was required to become) a party hereto or to the Guarantee and Collateral Agreement, other than an Excluded Subsidiary. 33

“Subsidiary Redesignation”: as defined in Section 7.14. “Survey”: a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six (6) months prior to the date of delivery thereof, unless there shall have occurred within six (6) months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty (20) days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property; provided, that the Borrower shall have a reasonable amount of time to deliver such redated survey, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue customary endorsements or (b) otherwise reasonably acceptable to the Collateral Agent. “Swingline Commitment”: a portion of the Revolving Facility not in excess of $10,000,000. “Swingline Facility”: the swingline facility established pursuant to Section 3.3. “Swingline Lender”: Wells Fargo in its capacity as swingline lender hereunder or any successor thereto. “Swingline Loan”: any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 3.3, and all such swingline loans collectively as the context requires. “Swingline Note”: a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit G, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Swingline Participation Amount”: as defined in Section 3.3(b)(iii). “Tax Group”: as defined in the definition of “Permitted Tax Distribution”. “Tax Status Certificate”: as defined in Section 4.10(e). “Taxes”: all present or future taxes, levies, imposts, duties, fees, deductions or withholdings or other charges imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed with respect thereto. “Term Facility”: the Initial Term Facility, together with each Additional Term Facility, as applicable. “Term Lender”: each Lender that provides Initial Term Loans or Additional Term Loans, as applicable. “Term Loan”: the Initial Term Loans, together with any Additional Term Loans, if applicable. “Term Loan Increase Effective Date”: as defined in Section 2.4(a). “Term Notice Date”: as defined in Section 2.6(b). 34

“Term Percentage”: as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding. “Title Company”: any title insurance company as shall be retained by Borrower and reasonably acceptable to the Collateral Agent. “Total Net Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt as of such date, net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries and cash and Cash Equivalents of the Borrower and its Subsidiaries restricted in favor of the Administrative Agent, the Collateral Agent or any Secured Party (which may also include cash and Cash Equivalents securing indebtedness included in Consolidated Funded Debt) in an aggregate amount of such cash or Cash Equivalents not to exceed $50,000,000 to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), in each case, with such pro forma adjustments to Consolidated Funded Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3. “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time. “Transactions”: collectively, (a) the Refinancing, (b) the borrowing of the Initial Term Loans on the Closing Date and (c) the other transactions contemplated by the Loan Documents. “Transferee”: any Assignee or Participant. “Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan. “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement. “Uniform Customs”: the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance). “United States”: the United States of America. “Unrestricted Subsidiary”: (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary and (b) any subsidiary of an Unrestricted Subsidiary. 35

“Voting Stock”: of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote, directly or indirectly, in the election of the board of directors or Equivalent Managing Body of such Person. “Wells Fargo”: as defined in the preamble to this Agreement. “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) the words “renew”, “renewing” and “renewal”, when used in respect of a Letter of Credit, shall be construed to refer to the extension of the expiry date of such Letter of Credit, (vi) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (viii) any references herein to any Person shall be construed to include such Person’s successors and permitted assigns. (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (e) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP in effect as of the date hereof; provided, that, if either the Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the 36 operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Required Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided, that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (f) When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that, with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. 1.3 Pro Forma Adjustments. In the event that Holdings or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the commencement of the period for which the Total Net Leverage Ratio or the Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio or the Secured Net Leverage Ratio is made (the “Calculation Date”), then the Total Net Leverage Ratio or the Secured Net Leverage Ratio, as the case may be, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable period; provided, that, no such pro forma adjustment shall be made for purposes of Section 8.1 for any events occurring after the last day of the fiscal quarter. For purposes of making computations herein, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made (or committed to be made pursuant to a definitive agreement) by Holdings or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated Indebtedness and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Total Net Leverage Ratio and the Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable period. For purposes of this Section 1.3, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings or the Borrower and may include, without duplication, cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies resulting from such Investment, acquisition, disposition, merger, consolidation or discontinued operation (including the Transactions) or other transaction, in each case, calculated in the manner described in, and not to exceed the amount set forth in clause (i)(l) of, the definition of Consolidated EBITDA. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness 37 under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the second paragraph of this Section 1.3. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. 1.4 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances any of its then-existing Loans with Additional Term Loans, extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement. 1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. 1.6 Limited Condition Acquisitions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such acquisition and the Indebtedness that is to be used to finance such acquisition in accordance with this Section, then, the following provisions shall apply: (a) any condition to such acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition and (ii) no Event of Default under any of Sections 9.1(a), 9.1(e) or 9.1(f) shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith; (b) any condition to such acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such acquisition or the incurrence of such Indebtedness shall be subject to customary “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition; (c) any financial ratio test or condition may be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis; and (d) except as provided in the next sentence, if the Borrower has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive 38 agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining (A) the Applicable Margin, (B) whether the Borrower can make a Restricted Payment pursuant to Section 8.6(o), (C) whether the Borrower can make a Restricted Debt Payment pursuant to Section 8.8(a)(iv) and (D) whether or not the Borrower is in compliance with the requirements of Section 8.1 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested. SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS 2.1 Term Commitments. Subject to the terms and conditions hereof, each Lender with an Initial Term Commitment agrees to make Initial Term Loans to the Borrower in Dollars on the Closing Date in an amount not to exceed the amount of its Initial Term Commitment. The Initial Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3. 2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B-1 (which notice must be received by the Administrative Agent (i) prior to 11:00 a.m., New York City time, three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) prior to 11:00 a.m., New York City time, on the requested Borrowing Date, in the case of Base Rate Loans) requesting that the applicable Term Lenders make the Initial Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Term Lender thereof. Not later than 2:00 p.m., New York City time, on the Closing Date, each applicable Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loans to be made by such Lender. The Administrative Agent shall make the proceeds of such Initial Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent. 2.3 Repayment of Term Loans. On each Quarterly Payment Date, beginning with the Quarterly Payment Date ending on September 30, 2019, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of the Initial Term Loans then outstanding in an amount equal to the amount set forth below opposite such Quarterly Payment Date. Quarterly Payment Date Amortization Payment Each Quarterly Payment Date ended on or prior to $2,500,000 September 30, 2022 Each Quarterly Payment Date ended after September 30, $3,750,000 2022 and prior to the Initial Term Loan Maturity Date The remaining unpaid principal amount of the Initial Term Loans and all other Obligations under or in respect of the Initial Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Initial Term Loan Maturity Date. 2.4 Incremental Term Loans. (a) Borrowing Request. The Borrower may at any time and from time to time after the Closing Datelast day of the Liquidity Testing Period, by written notice to the Administrative Agent elect to increase 39 the Term Facility and/or request the establishment of one or more new term loan facilities (each, an “Incremental Term Facility”) with term loan commitments (each, an “Incremental Term Loan Commitment”) in an amount not in excess of the Incremental Cap, and in minimum increments of $1,000,000 and a minimum amount of $10,000,000 (or such lesser amount equal to the remaining Incremental Cap). Each such notice shall specify (i) the date (each, a “Term Loan Increase Effective Date”) on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed)) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations. (b) Conditions. The Incremental Term Loan Commitment shall become effective, as of such Term Loan Increase Effective Date; provided, that, subject to Section 1.6 in the case of an Incremental Term Facility incurred in connection with a Limited Condition Acquisition: (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such Term Loan Increase Effective Date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date); (ii) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Term Facility; (iii) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; (iv) no Lender will be required to participate in any Incremental Term Facility without its consent; (v) the Borrower shall be in compliance with the covenants in Section 8.1, calculated on a pro forma basis, including the application of the proceeds of such Incremental Term Loan Commitment (without “netting” the cash proceeds of the applicable Incremental Facility) (and determined on the basis of the financial statements for the most recently ended fiscal quarter), and assuming a full drawing under all Incremental Revolving Facilities constituting revolving commitments incurred at such time; and (vi) the all-in-yield applicable to any Incremental Term Loan will be determined by the Borrower and the lenders providing such Incremental Term Loan. (c) Terms of Incremental Term Loans and Incremental Term Loan Commitments. The terms and provisions of the Incremental Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows: (i) terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be on terms consistent with the existing Term Loans (except as otherwise set forth herein) or, to the extent not consistent with such existing Term Loans, on terms agreed upon between the Borrower and the Lenders providing such Incremental Term Loans and reasonably acceptable to the Administrative Agent (except as otherwise set forth herein) (it being understood that Incremental Term Loans may be part of the existing tranche of Term Loans or may comprise one or more new tranches of Term Loans); 40

(ii) the maturity date of such Incremental Term Loan shall be no earlier than the Initial Term Loan Maturity Date and the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the then remaining weighted average life to maturity of the existing Term Loans; (iii) the Incremental Term Loans shall be guaranteed by the Guarantors and secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Initial Term Facility. The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Term Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them (in the case of the Administrative Agent, to the extent required herein). The Increase Term Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.4 and, in the case of a Limited Condition Acquisition, subject to the provisions of Section 1.6. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement. (d) [Reserved]. (e) Making of Incremental Term Loans. On any Term Loan Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment. (f) Ranking. The Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.4 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from (x) security interests created by the Security Documents and the guarantees of the Guarantors and (y) mandatory prepayments of the Term Facility unless the Borrower and the Lenders in respect of the Incremental Term Facility elect lesser payments. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Term Loans or any such Incremental Term Loan Commitments. 2.5 [Reserved]. 2.6 Extension of Maturity Date in Respect of Term Facility. (a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 30 days prior to the maturity date then in effect hereunder in respect of the Term Facility (the “Existing Term Facility Maturity Date”), request that each Term Lender extend such Lender’s Existing Term Facility Maturity Date in respect of the Term Facility; provided, that (i) the interest rate margins, interest rate “floors,” fees and maturity applicable to any Term Loan shall be determined by the Borrower and the Extending Term Lenders and (ii) any such extension shall be on the terms and pursuant to documentation to be determined by the Borrower and the Extending Term Lenders. (b) Term Lender Elections to Extend. Each Term Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given within ten (10) Business Days of delivery of the notice referred to in clause (a) (or such other period as the Borrower and the Administrative Agent shall mutually agree) (the “Term Notice Date”), advise the Administrative Agent whether or not such Term Lender agrees to such extension (and each Term Lender that determines not to so extend its Existing Term Facility Maturity Date (a “Non-Extending Term Lender”) shall notify the Administrative Agent of such fact promptly after such determination 41

(but in any event no later than the Term Notice Date) and any Term Lender that does not so advise the Administrative Agent on or before the Term Notice Date shall be deemed to be a Non-Extending Term Lender. The election of any Term Lender to agree to such extension shall not obligate any other Term Lender to so agree. (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Term Lender’s determination under this Section 2.6 promptly following the Term Notice Date. (d) Additional Commitment Lenders. Subject to Section 4.11, the Borrower shall have the right to replace each Non-Extending Term Lender with, and add as “Term Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Term Commitment Lender”) as provided in Section 11.6; provided, that each of such Additional Term Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Term Commitment Lender shall undertake an Initial Term Commitment (and, if any such Additional Term Commitment Lender is already a Term Lender, its Initial Term Commitment shall be in addition to any other Initial Term Commitment of such Lender hereunder on such date). (e) Extension Requirement. If (and only if) any Term Lender has agreed so to extend their Existing Term Facility Maturity Date (each, an “Extending Term Lender”), the Existing Term Facility Maturity Date in respect of the Term Facility of each Extending Term Lender and of each Additional Term Commitment Lender shall be extended subject to the terms of any such notice of extension and each Additional Term Commitment Lender shall thereupon become a “Term Lender” for all purposes of this Agreement. (f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such extension signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects on and as of the effective date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.6, the representations and warranties contained in Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(c), and (B) no Default exists. In addition, on the Existing Term Facility Maturity Date of each Non-Extending Term Lender, the Borrower shall repay any non-extended Term Loans of such Non-Extending Term Lender outstanding on such date. (g) Conflicting Provisions. This Section shall supersede any provisions in Section 11.1 or 11.7 to the contrary, and the Borrower and the Administrative Agent shall be entitled to enter into any amendments to this Agreement necessary or desirable to reflect the extensions pursuant to this Section 2.6. SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS 3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time during the Initial Revolving Availability Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Initial Revolving Commitment. During the Initial Revolving Availability Period the Borrower may use the Initial Revolving Commitments by borrowing, prepaying and reborrowing the Initial Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Initial Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3. (b) The Borrower shall repay all outstanding Initial Revolving Loans on the Initial Revolving Termination Date. In addition, if at any time the sum of (i) the aggregate principal amount of Revolving Loans, plus 42

(ii) the aggregate amount of L/C Obligations exceeds the Total Revolving Commitment, the Borrower shall, promptly, but in any event within two Business Days, repay Revolving Loans in an amount equal to such excess. 3.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Initial Revolving Availability Period on any Business Day; provided, that the Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B-1 (which notice must be received by the Administrative Agent (i) prior to 11:00 a.m., New York City time, three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) prior to 11:00 a.m., New York City time, on the requested Borrowing Date, in the case of Base Rate Loans) (provided, that any such notice of a borrowing of Base Rate Loans to finance payments required to be made pursuant to Section 3.5 may be given not later than 1:00 p.m., New York City time, on the date of the proposed borrowing), specifying (x) the amount and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $250,000 or a multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $250,000 or $100,000, as the case may be, such lesser amounts) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000 or $100,000, as the case may be, such lesser amounts); provided, that borrowings of Base Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent. 3.3 Swingline Loans. (a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion (not to be unreasonably withheld), make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Initial Revolving Termination Date; provided, that (i) after giving effect to any amount requested, the Revolving Extensions of Credit shall not exceed the Revolving Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment. (b) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B-1 not later than 1:00 p.m. on the same Business Day as each Swingline Loan of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, with respect to Swingline Loans in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof and (C) specifying that such Loan is to be a Swingline Loan. All Swingline Loans will be Base Rate Loans. (c) Disbursement of Swingline Loans. Not later than 3:00 p.m. on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent. (d) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of all Swingline Loans in accordance with Section 3.2(b) (but, in any event, no later than the Initial Revolving Termination Date), together, with all accrued but unpaid interest thereon. (e) Refunding. 43

(i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan as a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Lender’s obligation to fund its respective Revolving Percentage of a Swingline Loan shall be affected by any other Revolving Lender’s failure to fund its Revolving Percentage of a Swingline Loan, nor shall any Revolving Lender’s Revolving Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Revolving Percentage of a Swingline Loan. (ii) The Borrower shall pay to the Swingline Lender within two (2) Business Days of demand, and in any event on the Initial Revolving Termination Date, in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Lenders in accordance with their respective Revolving Percentages. (iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Loan pursuant to Section 3.3(b)(i), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.3(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. (iv) Each Revolving Lender’s obligation to make the Revolving Loans referred to in Section 3.3(b)(i) and to purchase participating interests pursuant to Section 3.3(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. 44

(v) If any Revolving Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 3.3(b) by the time specified in Section 3.3(b)(i) or 3.3(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Effective Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (f) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 3.3 shall be subject to the terms and conditions of Section 3.15. 3.4 [Reserved]. 3.5 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender with an Initial Revolving Commitment (other than a Defaulting Lender) a commitment fee for the period from and including the Closing Date to the last day of the Initial Revolving Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Initial Revolving Termination Date, commencing on the first of such dates to occur after the date hereof. (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent. 3.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further, that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Any such reduction shall be in an amount equal to $500,000, or a multiple of $250,000 in excess thereof (or, if less, the amount of the Revolving Commitments then in effect), and shall reduce permanently the Revolving Commitments then in effect. 3.7 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders and the Loan Parties set forth herein and in the other Loan Documents, agrees to issue documentary or standby letters of credit (the “Letters of Credit”) for the account of the Borrower on any Business Day during the Initial Revolving Availability Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue or cause to be issued any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $200,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of 45 issuance and (y) the date that is five (5) Business Days prior to the Initial Revolving Termination Date; provided, that any Letter of Credit with a one-year term may provide for the extension thereof for additional one-year periods (or a longer period if agreed to by the Issuing Lender but in no event shall any extended period extend beyond the date referred to in clause (y) above), unless the Issuing Lender elects, in its sole discretion, not to extend for any such additional period; provided, further, that (i) any Letter of Credit that expires after the Initial Revolving Termination Date shall be Cash Collateralized on or prior to the Initial Revolving Termination Date and (ii) to the extent that the L/C Obligations exceed the L/C Commitment, the Borrower shall promptly, but in any event within one (1) Business Day, Cash Collateralize such excess (it being agreed that the Issuing Lender shall promptly upon written request return such Cash Collateral to the Borrower if the L/C Obligations are less than or equal to the L/C Commitment for ten (10) consecutive Business Days). Each Letter of Credit shall be governed by laws of the State of New York (unless the laws of another jurisdiction is agreed to by the respective Issuing Lender) and governed under The International Standby Practices (ISP98) or the Uniform Customs, as applicable. (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would (i) conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (ii) violate one or more policies of general application of the Issuing Lender now or hereafter in effect. 3.8 Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender an Application requesting the issuance of the Letter of Credit and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.7(a)(iii)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by the Issuing Lender to enable the Issuing Lender to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including, without limitation, Section 326 of the Patriot Act. The Issuing Lender will issue, amend, renew or extend (or cause to be issued, amended, renewed or extended) the requested Letter of Credit for the account of the Borrower in the Issuing Lender’s then current standard form with such revisions as shall be requested by the Borrower and approved by the Issuing Lender, which shall have been approved by the Borrower, within (x) in the case of an issuance, five (5) Business Days of the date of the receipt of the Application and all related information and (y) in the case of an amendment, renewal or extension, three (3) Business Days of the date of the receipt of the Application and all related information. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or, amendment, extension or renewal, as applicable) of each Letter of Credit (including the amount thereof). 3.9 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of such Letter of Credit, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. 46

3.10 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft or other demand for payment paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft or other demand for payment is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft or other demand for payment, or any part thereof, that is not so reimbursed (it being agreed that with respect to a Letter of Credit in a currency other than Dollars, each L/C Participant shall pay the Administrative Agent the applicable amount). The Administrative Agent shall promptly forward such amounts to the Issuing Lender. (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) is paid to the Administrative Agent for the account of the Issuing Lender after the date such payment is due, then such L/C Participant shall pay interest on such amount to the Administrative Agent for the account of the Issuing Lender on demand at a rate per annum equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. Notwithstanding the foregoing sentence, if any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant by the date that is three (3) Business Days after such payment is due, then the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date to the date on which such payment is immediately available to the Issuing Lender at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error. (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Administrative Agent or the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will distribute to such L/C Participant (or in the case of any such amounts received directly by the Issuing Lender, the Issuing Lender will distribute to the Administrative Agent who in turn will distribute to such L/C Participant) its pro rata share thereof; provided, that in the event that any such payment received by the Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it. 3.11 Reimbursement Obligation of the Borrower. The Issuing Lender shall notify the Administrative Agent who shall in turn notify the Borrower of the date and amount paid by the Issuing Lender under any Letter of Credit. The Borrower agrees to reimburse the Issuing Lender for the amount of (a) such draft or other demand for payment so paid and (b) any fees, charges or other costs or expenses (other than taxes or similar amounts) incurred by the Issuing Lender in connection with such payment on the next Business Day following the date on which the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft or other demand for payment is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of 47

Section 9.1(f) shall have occurred and be continuing with respect to the Borrower, in which case, the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans could be made, pursuant to Section 3.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit. 3.12 Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, payment by the Issuing Lender under a Letter of Credit against presentation or a draft or other document that does not comply with the terms of such Letter of Credit, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.12, constitute a legal or equitable discharge of, or provide a right of setoff against, the Obligations of the Borrower hereunder. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts other demands for payment or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit 3.13 Letter of Credit Payments. If any draft or other demand for payment shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent who in turn shall promptly notify the Borrower of the date of payment and amount paid by the Issuing Lender in respect thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft or other demand for payment presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or other demand for payment) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. 3.14 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply. 3.15 Defaulting Lenders. (a) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of clause (b)(ii) below will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender or any Lender may have against such Defaulting Lender. 48

(b) If a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding L/C Exposure and any outstanding Revolving Percentage of such Defaulting Lender: (i) the L/C Exposure and the Revolving Percentage of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided, that (x) no Event of Default has occurred and is continuing at such time (and, unless the Borrower shall have otherwise notified the Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) the sum of each Non-Defaulting Lender’s Revolving Extensions of Credit may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (z) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; provided, further, that, (A) for purposes of clause (x) in the first proviso above, such reallocation shall be given effect immediately upon the cure or waiver of such Event of Default and subject to clauses (y) and (z) above and (B) the Borrower shall Cash Collateralize the Lender’s fronting exposure with respect to such Defaulting Lender to the extent the L/C Exposure of such Defaulting Lender cannot be reallocated as provided in this clause (i); and (ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lender’s fronting exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to, on a pro rata basis, (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; 49 seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or payment under any Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and any payment under any Letter of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or payment under any Letter of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.15(b)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.15(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) Notwithstanding anything to the contrary set forth in this Agreement, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or replacement Lenders or by Cash Collateralization or a combination thereof reasonably satisfactory to the Issuing Lender. (d) Notwithstanding anything to the contrary set forth in this Agreement, during such period as a Lender is a Defaulting Lender, all fees pursuant to Sections 3.5(a) and 3.9 shall cease to accrue with respect to such Defaulting Lender (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided, that (i) to the extent that a portion of the L/C Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (b)(i) above, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (ii) to the extent any portion of such L/C Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Lender as its interests appear (and the pro rata payment provisions of Section 4.8 will automatically be deemed adjusted to reflect the provisions of this Section) until and to the extent that such L/C Exposure is reallocated, Cash Collateralized and/or such Defaulting Lender is replaced. (e) If the Borrower, the Administrative Agent and the Issuing Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in clause (b) above), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Extensions of Credit and L/C Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such L/C Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. 3.16 Incremental Revolving Commitments 50

(a) Borrower Request. The Borrower may at any time and from time to time after the Closing Datelast day of the Liquidity Testing Period by written notice to the Administrative Agent elect to request an increase to the Initial Revolving Commitment (each, an “Incremental Revolving Facility”) with revolving commitments (each, an “Incremental Revolving Commitment”) in an amount not in excess of the Incremental Cap, and in minimum increments of $500,000 and a minimum amount of $5,000,000 (or such lesser amount equal to the remaining Incremental Cap). Each such notice shall specify (i) the date (each, a “Revolving Commitment Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Commitment shall be effective, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender (each such acceptance not to be unreasonably withheld or delayed)) to whom the Borrower proposes any portion of such Incremental Revolving Commitment be allocated and the amounts of such allocations; provided, that any existing Lender approached to provide all or a portion of the Incremental Revolving Commitments may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment. (b) Conditions. The Incremental Revolving Commitment shall become effective as of such Revolving Commitment Increase Effective Date; provided, that, subject to Section 1.6 in the case of Incremental Revolving Commitments incurred in connection with a Limited Condition Acquisition: (i) subject to clause (b)(ii) below, each of the conditions set forth in Section 6.2 shall be satisfied; (ii) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility; (iii) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; (iv) no existing Lender will be required to participate in any Incremental Revolving Facility without its consent; and (v) the Borrower shall be in compliance with the covenants in Section 8.1, calculated on a pro forma basis, including the application of the proceeds of such Incremental Term Loan Commitment (without “netting” the cash proceeds of the applicable Incremental Facility) (and determined on the basis of the financial statements for the most recently ended fiscal quarter), and assuming a full drawing under all Incremental Revolving Facilities constituting revolving commitments incurred at such time. (c) Terms of Incremental Revolving Loans and Incremental Revolving Commitments. The terms and provisions of the Incremental Revolving Commitments and the Loans made pursuant to the Incremental Revolving Commitments shall be as follows: (i) terms and provisions of Loans made pursuant to Incremental Revolving Commitments (the “Incremental Revolving Loans”) shall be on terms consistent with the existing Revolving Loans; and (ii) the Incremental Revolving Loans may only be guaranteed by the Guarantors and may only be secured by Liens on Collateral that are pari passu with the Liens on Collateral securing the Initial Revolving Facility. The Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Revolving Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Commitment, in form and substance reasonably satisfactory to each of them (in the case of the Administrative Agent, 51 to the extent required herein). The Increase Revolving Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.16. (d) Ranking. The Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to this Section 3.16 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Guarantors. 3.17 Extension of Maturity Date in Respect of Revolving Facility.Requests for ExtensionThe Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than thirty (30) days prior to the termination date then in effect with respect to the Revolving Facility (the “Existing Revolving Facility Maturity Date”), request that each Revolving Lender extend such Lender’s Existing Revolving Facility Maturity Date in respect of the Revolving Facility; provided, that (i) the interest rate margins, interest rate “floors,” fees and maturity applicable to any extended Revolving Loan shall be determined by the Borrower and the Extending Revolving Lenders and (ii) any such extension shall be on the terms and pursuant to documentation to be determined by the Borrower and the Extending Revolving Lenders. (b) Revolving Lender Elections to Extend. Each Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given within ten (10) Business Days of delivery of the notice referred to in clause (a) (or such other period as the Borrower and the Administrative Agent shall mutually agree) (the “Revolving Notice Date”), advise the Administrative Agent whether or not such Revolving Lender agrees to such extension (and each Revolving Lender that determines not to so extend its Existing Revolving Facility Maturity Date (a “Non-Extending Revolving Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Revolving Notice Date) and any Revolving Lender that does not so advise the Administrative Agent on or before the Revolving Notice Date shall be deemed to be a Non-Extending Revolving Lender. The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree. (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Revolving Lender’s determination under this Section 3.17 promptly following the Revolving Notice Date. (d) Additional Commitment Lenders. Subject to Section 4.11, the Borrower shall have the right to replace each Non-Extending Revolving Lender with, and add as “Revolving Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Revolving Commitment Lender”) as provided in Section 11.6; provided, that each of such Additional Revolving Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Revolving Commitment Lender shall undertake an Revolving Commitment (and, if any such Additional Revolving Commitment Lender is already a Revolving Lender, its Revolving Commitment shall be in addition to any other Revolving Commitment of such Lender with respect thereto on such date). (e) Extension Requirement. If (and only if) any Revolving Lender has agreed so to extend their Existing Revolving Facility Maturity Date (each, an “Extending Revolving Lender”), the Initial Revolving Termination Date in respect of such Initial Revolving Facility of each Extending Revolving Lender and of each Additional Revolving Commitment Lender shall be extended subject to the terms of any such notice of extension and each Additional Revolving Commitment Lender shall thereupon become a “Revolving Lender” for all purposes of this Agreement. (f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such extension signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true 52 and correct in all material respects on and as of the effective date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3.17, the representations and warranties contained in Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(c), and (B) no Default exists. In addition, on the termination date of each Non-Extending Revolving Lender, the Borrower shall repay any non-extended Revolving Loans of such Non-Extending Revolving Lender outstanding on such date. (g) Conflicting Provisions. This Section shall supersede any provisions in Section 11.1 or 11.7 to the contrary, and the Borrower and the Administrative Agent shall be entitled to enter into any amendments to this Agreement necessary or desirable to reflect the extensions pursuant to this Section 3.17. SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT 4.1 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans under any Facility, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 2:00 p.m., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 2:00 p.m., New York City time, one (1) Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment, the applicable Facility and whether the prepayment is of Eurodollar Loans or Base Rate Loans and if such payment is to be applied to prepay Term Loans, the manner in which such prepayment is to be applied thereto; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11; provided, further, that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other Disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other Disposition of assets does not occur. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of Base Rate Loans shall be in an aggregate principal amount of $250,000 or integral multiples of $100,000 in excess thereof. 4.2 Mandatory Prepayments. (a) If any Indebtedness shall be incurred or issued by any Group Member after the Closing Date (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence or issuance toward the prepayment of the Term Loans and accrued and unpaid interest thereon as set forth in Section 4.2(e). (b) If on any date any Group Member shall receive Net Cash Proceeds in excess of $5,000,000 in any fiscal year from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and accrued and unpaid interest thereon as set forth in Section 4.2(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and accrued and unpaid interest thereon as set forth in Section 4.2(e). (c) [reserved].If on the last Business Day of any week during the Maximum Cash Balance Period the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds $75,000,000, then the amount of such cash and Cash Equivalents that exceeds $75,000,000 shall be applied promptly after such date toward the reduction of outstanding amounts under first, Swingline Loans and second, Revolving Loans, in each case, to the extent any are then outstanding and without resulting in a permanent reduction in any Revolving Commitments. 53

(d) [reserved]. (e) Unless any Increase Term Joinder or any other amendment governing any Incremental Term Loans, any Replacement Term Loans and/or any term loans provided by an Extending Term Lender provides that Incremental Term Loans, Replacement Term Loans or such term loans provided by an Extending Term Lender, as applicable, shall participate on a less than pro rata basis with the Initial Term Loans in connection with prepayments pursuant to this Section 4.2, each prepayment of Term Loans pursuant to this Section 4.2 shall be applied on a pro rata basis between the Initial Term Loans and each Additional Term Facility then outstanding based on the aggregate principal amount of the Term Loans under each such Term Facility then outstanding (provided, that any prepayment of Term Loans with the net proceeds of an Incremental Term Facility or Replacement Term Loans incurred for the purpose of refinancing or replacing such Term Loans shall be applied to the Term Loans of the applicable Term Facility being refinanced or replaced). With respect to Term Loans under any Term Facility, amounts to be applied in connection with prepayments made pursuant to this Section 4.2 shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Term Facility as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Term Loans of such Term Facility in direct order of maturity), and each such prepayment shall be paid to the Term Lenders of such class in accordance with Section 4.8 and first, to Base Rate Loans and, second, to Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.11. Each prepayment of the Term Loans under this Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. (f) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant Section 4.2(b), to decline all (but not a portion) of its share of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds may be retained by the Borrower; provided, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 4.2(a) above to the extent that such prepayment is made with the Net Cash Proceeds of any Permitted Refinancing incurred to refinance all or a portion of the Term Loans. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its share of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s share of the total amount of such mandatory prepayment of Term Loans. (g) Notwithstanding the foregoing, to the extent that (and for so long as) the repatriation to the Borrower as a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 4.2(b) above that are attributable to any Foreign Subsidiary are (i) prohibited or delayed by applicable local Requirements of Law from being repatriated to the jurisdiction of organization of the Borrower or (ii) would result in a material and adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the calculation of Net Cash Proceeds shall be reduced by such Restricted Amount; provided, that once such repatriation of any such affected Net Cash Proceeds is (x) permitted under the applicable local Requirements of Law and/or (y) would no longer result in such material and adverse Tax liability, the Group Members shall be treated as having received Net Cash Proceeds equal to the amount of such reduction. 4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the Business Day preceding the proposed conversion date; provided, that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. 54

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. 4.4 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $500,000 or integral multiples of $100,000 in excess thereof (or, if less, the then outstanding amount of the Eurodollar Loans (or, in the case of a conversion, Base Rate Loans) to be borrowed, converted or continued) and (b) no more than five (5) Eurodollar Tranches shall be outstanding at any one time. 4.5 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin. (c) If an Event of Default under Section 9.1(a) shall have occurred and be continuing, such overdue amounts shall bear interest at a rate per annum equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, (ii) in the case of Reimbursement Obligations, the non-default rate applicable to Base Rate Loans under the Revolving Facility plus 2.00% and (iii) in the case of any such other amounts that do not relate to a particular Facility, the non-default rate then applicable to Base Rate Loans under the Revolving Facility plus 2.00%, in each case, from the date of such Event of Default until such Event of Default is no longer continuing. (d) Interest shall be payable in arrears on each Interest Payment Date and as provided in Section 3.11; provided, that interest accruing pursuant to clause (c) of this Section shall be payable from time to time on demand. (e) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 4.6 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent 55 shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a). 4.7 Inability to Determine Interest Rate. (a) If prior to the first day of any Interest Period: (i) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as reasonably determined and conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter but at least two (2) Business Days prior to the first day of such Interest Period. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which notice the Administrative Agent agrees to withdraw promptly upon a determination that the condition or situation which gave rise to such notice no longer exists), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. (b) Notwithstanding anything to the contrary in Section 4.7(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) or the Borrower notifies the Administrative Agent that (i) the circumstances described in Section 4.7(a) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower may, to the extent practicable (as determined by the Administrative Agent and the Borrower to be generally in accordance with similar situations in other transactions in which Wells Fargo is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 4.7(a) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not 56 adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 4.7 (including, without limitation, adjustments to the interest rate margins or interest rate benchmark floors as the Administrative Agent or the Required Lenders may request to equalize (to the extent practicable), as of the effective date of such amendment, the sum of the Replacement Rate and any applicable interest rate margin with respect thereto (taking into account applicable currencies and/or interest periods) with the sum of the applicable interest rate being replaced with such Replacement Rate and the interest rate margin applicable thereto). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.1), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Borrower in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent and the Borrower (it being understood that any such modification by the Administrative Agent and the Borrower shall not require the consent of, or consultation with, any of the Lenders). 4.8 Pro Rata Treatment; Application of Payments; Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction in the Commitments of the Lenders under the applicable Facility shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders. (b) Except as provided in Section 4.2(e), each payment (including each prepayment) on account of principal of and interest on the Term Loans under any Term Facility shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders under such Term Facility. The amount of each principal prepayment of the Term Loans under the relevant Term Facility made pursuant to Section 4.1(a) shall be applied to reduce the then remaining installments of the Term Loans under such Term Facility as specified by the Borrower in the applicable notice of prepayment. The amount of each principal prepayment of the Term Loans made pursuant to Section 4.2 shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity. (c) Each payment on account of principal of and interest on the Revolving Loans under any Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders under such Revolving Facility. (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. 57

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower. (g) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.8 (i) shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) shall not restrict any transactions permitted by Section 11.6, or any “amend and extend” transactions. 4.9 Requirements of Law. (a) If the adoption of, taking effect of or any change in any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender or Issuing Lender with any request, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and adopted subsequent to the date hereof): (A) shall impose, modify or hold applicable any reserve, special deposit, liquidity, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; (B) shall impose on such Lender or Issuing Lender (or its applicable lending office) any additional Tax (other than any Indemnified Taxes indemnified under Section 4.10 or any Excluded Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender or Issuing Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder or thereunder; or 58

(C) shall impose on such Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender of making, converting into, continuing or maintaining Loans or Letters of Credit or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (b) If any Lender or Issuing Lender shall have reasonably determined that the adoption of, taking effect of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and adopted subsequent to the date hereof) shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect to the Loans or the Letters of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such corporation for such reduction. (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any amounts incurred more than 180 days prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Borrower shall pay the Lender or Issuing Lender, as the case may be, the amount shown as due on any certificate referred to above within thirty (30) days after receipt thereof. 4.10 Taxes. (a) Payments Free of Indemnified Taxes. All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall (except to the extent required by any Requirement of Law) be made free and clear of and without deduction or withholding for any Taxes; provided, that if any Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from any sum paid or payable by any Loan Party under any of the Loan Documents, then (i) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made by any applicable withholding agent (including deductions or withholdings applicable to additional sums payable under this Section 4.10), the Lender or the applicable Agent (in the case of payments being made to such Agent for its own account), as the case may be, receives on the due date a net amount equal to the sum it would have 59 received had no such deductions or withholdings been made, (ii) the applicable Loan Party, the Administrative Agent or withholding agent shall make such deductions or withholdings and (iii) the applicable Loan Party, the Administrative Agent or withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. (c) Indemnification by the Borrower. The Loan Parties shall, jointly and severally, indemnify each Agent or Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 4.10) imposed on or payable by such Agent or Lender, as the case may be, with respect to this Agreement or any other Loan Document, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered by a Lender (with a copy to the relevant Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Evidence of Payments. As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.10, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent. (e) Status of Lenders. Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (a) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (b) to determine, if applicable, the required rate of withholding or deduction and (c) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding Tax purposes in an applicable jurisdiction. If any form, certification or other documentation provided by a Lender pursuant to this Section 4.10(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 4.10(e). Without limiting the generality of the foregoing, (A) Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two duly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding. (B) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), two duly completed and executed originals of whichever of the following is applicable: 60

(i) IRS Form W-8BEN or W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) IRS Form W-8ECI (or any successor thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit Q-1, Q-2, Q-3 or Q-4, as applicable (a “Tax Status Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E (or any successor thereto), (iv) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided, that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the direct or indirect partner(s) may be provided by the Foreign Lender on behalf of the direct or indirect partner(s)), or (v) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. (C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding anything to the contrary in this Section 4.10(e), no Lender shall be required to deliver any documentation pursuant to this Section 4.10(e) that it is not legally eligible to provide. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 4.10(e). (f) On or prior to the date on which the Administrative Agent becomes an Administrative Agent under this Agreement (and from time to time thereafter upon the request of the Borrower), the Administrative Agent shall deliver to the Borrower two duly completed and executed originals of whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (x) IRS Form W-8ECI with respect to payments received for its own account and (y) IRS Form W-8IMY 61 certifying that the Administrative Agent is a U.S. branch and has agreed to be treated as a “United States person” within the meaning of Section 7701(a)(30) of the Code with respect to payments received by it from the Borrower in its capacity as Administrative Agent on behalf of the Lenders. Notwithstanding anything to the contrary in this Section 4.10(f), the Administrative Agent shall not be required to deliver any documentation that the Administrative Agent is not legally eligible to deliver as a result of a change in Requirements of Law occurring after the Closing Date. If any documentation provided by the Administrative Agent pursuant to this Section 4.10(f) expires or becomes obsolete or inaccurate in any respect, the Administrative Agent shall promptly notify the Borrower in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower in writing that such Lender is not legally eligible to do so. (g) If any Agent or Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 4.10, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 4.10 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender in the event such Agent or Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s written reasonable request, provide the Borrower with a copy of any notice of assessment or other evidence reasonably satisfactory to the Borrower of the requirement to repay such refund received from the relevant taxing authority. This subsection shall not be construed to require any Agent or Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (h) The agreements in this Section 4.10 shall survive the termination of this Agreement, the payment of the Loans and all other amounts payable hereunder or under any other Loan Document the resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender. 4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such Eurodollar Loans when and as required pursuant to the terms of this Agreement. Such indemnification may include an amount (other than with respect to clause (d)) equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case, at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin and the Eurodollar Floor included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 4.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a), (b) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to 62 suffer no economic, legal or regulatory disadvantage or any unreimbursed costs or expenses; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a), (b) or (c). The Borrower hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation. 4.13 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a), (b) or (c) (such Lender, an “Affected Lender”), (b) is a Non-Consenting Lender or (c) is a Defaulting Lender, with a replacement financial institution or other entity; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of an Affected Lender, prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a), (b) or (c), (iii) the replacement financial institution or entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or entity shall be an Eligible Assignee, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided, that, except in the case of clause (c) hereof, the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a), (b) or (c), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender and (ix) in the case of a Non-Consenting Lender, the replacement financial institution or entity shall consent at the time of such assignment to each matter in respect of which the replaced Lender was a Non-Consenting Lender. 4.14 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. (b) The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), a Related Party Register), in each case, pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender) hereunder from the Borrower and each Lender’s share thereof. (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement; provided, further that, in the event of any inconsistency between entries made in the Register and such account of a Lender, the entries in the Register shall control. (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans 63 or Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit E-1, or E-2, respectively, with appropriate insertions as to date and principal amount. 4.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11. SECTION 5. REPRESENTATIONS AND WARRANTIES To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue, amend, extend, renew or participate in the Letters of Credit, each of Holdings and the Borrower hereby represents and warrants to each Agent and each Lender that: 5.1 Financial Condition. The audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries as of and for each of the fiscal years ended on December 31, 2016, 2017 and 2018, accompanied by a report from Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as at such dates, and the consolidated results of their respective operations and cash flows for such period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared substantially in accordance with GAAP applied consistently throughout the periods involved. 5.2 No Change. Since December 31, 2018, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. 5.3 Corporate Existence; Compliance with Law. Except as permitted under Section 8.4, each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law and all Governmental Authorizations, except to the extent that any failure under clause (a) (with respect to any Group Member other than the Borrower) or clauses (b), (c) and (e) to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 5.4, (b) consents, authorizations, filings and notices which have been, or will be, obtained or made and are in full force and effect on or before the Closing Date, (c) any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, and (d) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party 64 in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law, Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and Liens permitted by Section 8.3), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect. 5.6 Litigation and Adverse Proceedings. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect. 5.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. 5.8 Ownership of Property; Liens. (a) Each Group Member has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property, and good title to, or a valid leasehold interest in, license to, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except as permitted by Section 8.3. The tangible Property of the Group Members, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the Property which is required for the business and operations of the Group Members as presently conducted. (b) Schedule 3 to the perfection certificate dated the Closing Date contains a true and complete list of each interest in real property owned by any Loan Party in the United States having a fair market value (as reasonably determined by the Borrower) in excess of $2,500,000 (other than any Excluded Asset) as of the date hereof. (c) No Mortgage encumbers improved real property that is located in Special Flood Hazard Area unless flood insurance under the applicable Flood Insurance Laws has been obtained in connection with Section 7.5. 5.9 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (a) the conduct of, and the use of Intellectual Property in, the business of the Group Members as currently conducted (including the products and services of the Group Members) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (b) in the last two (2) years, there has been no such claim, to the knowledge of any Loan Party, threatened in writing against any Group Member; (c) to the knowledge of any Loan Party, there is no valid basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against any Group Member; (d) to the knowledge of any Loan Party, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of any Group Member, and there has been no such claim asserted or threatened in writing against any third party by any Group Member or to the knowledge of any Loan Party, any other Person; and (e) each Group Member has at all times complied with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data 65 protection, and the collection and use of personal information collected, used, or held for use by such Group Member. 5.10 Taxes. Each Loan Party has filed or caused to be filed all federal, state and other tax returns that are required to be filed by it and each Loan Party has paid all federal, state and other taxes and any assessments made in writing against it or any of its property by any Governmental Authority, other than (a) any which are not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) any which the failure to so file or pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. 5.11 Federal Reserve Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates or would be inconsistent with the provisions of Regulation T, U or X of the Board. 5.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member. 5.13 ERISA. Neither a Reportable Event nor a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived has occurred or is reasonably expected to occur with respect to any Single Employer Plan, and each Single Employer Plan and Multiemployer Plan is in compliance in all respects with the applicable provisions of ERISA and the Code except where such Reportable Event, failure, or non-compliance could not reasonably be expected to have a Material Adverse Effect. No withdrawal by the Borrower or any Commonly Controlled Entity from a Single Employer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, no termination of a Single Employer Plan has occurred or is reasonably expected to occur. No Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or a Multiemployer Plan has arisen during the past five years, except as could not reasonably be expected to have a Material Adverse Effect. No non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Plan, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Borrower nor any Commonly Controlled Entity reasonably would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except, in each case, for any liability that could not reasonably be expected to result in a Material Adverse Effect. No failure to make a required contribution to a Multiemployer Plan has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), except as could not reasonably be expected to have a Material Adverse Effect. 5.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board, as amended) that limits its ability to incur Indebtedness. 66

5.15 Capital Stock and Ownership Interests of Subsidiaries. As of the Closing Date (a) Schedule 5.15 sets forth the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member (other than Holdings), states the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member (other than Holdings), except as created by the Loan Documents or as permitted hereby. Except as listed on Schedule 5.15, as of the Closing Date, no Group Member owns any interests in any joint venture, partnership or similar arrangements with any Person. 5.16 Use of Proceeds. The proceeds of the Initial Term Loans shall be used to effect the Transactions, including the payment of fees and expenses related thereto. The proceeds of the Revolving Loans shall be used on and after the Closing Date to finance working capital and for general corporate purposes of the Borrower and its Subsidiaries. The Letters of Credit and Swingline Loans shall be used for working capital and general corporate purposes of the Borrower and its Subsidiaries. 5.17 Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) the facilities and properties owned or, to the Borrower’s knowledge, leased or operated by any Group Member (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law; (b) no Group Member has received any written claim, demand, notice of violation, or of actual or potential liability with respect to any Environmental Laws relating to any Group Member; (c) Materials of Environmental Concern have not been transported, sent for treatment or disposed of from the Properties by any Group Member or, to the Borrower’s knowledge, by any other person in violation of, or in a manner or to a location that could reasonably be expected to result in any Group Member incurring liability under, any Environmental Law, nor have any Materials of Environmental Concern been released, generated, treated, or stored by any Group Member or, to the Borrower’s knowledge, by any other person at, on, under or from any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to result in any Group Member incurring liability under, any applicable Environmental Law; (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the Borrower’s knowledge, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or relating to any Group Member; (e) each Group Member, the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws; and (f) no Group Member has assumed by contract any liability of any other Person under Environmental Laws, nor is any Group Member paying for or conducting , in whole or in part, any response or other corrective action to address any Materials of Environmental Concern at any location pursuant to any Environmental Law. 5.18 Accuracy of Information, etc. No written statement contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including the Lender Presentation) (other than information of a general economic or 67 industry-specific nature), when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in the light of the circumstances under which such statements were made after giving effect to any supplements thereto; provided, however, that (i) with respect to the pro forma financial information contained in the materials referenced above, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and (ii) no representation is made with respect to information of a general economic or industry nature. 5.19 Security Documents. The Guarantee and Collateral Agreement and each other Security Document is, or upon execution will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Equity Interests, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers endorsing the Pledged Equity Interest and executed by the owner of such shares or interests) are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document, when financing statements and other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19 and upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by the Security Documents), the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, if any, established under laws of jurisdictions outside the United States, except to the extent a security interest therein can be perfected by filing of a financing statement under the Uniform Commercial Code) and the proceeds thereof, as security for the Obligations, in each case, prior and superior in right to any other Person (except Liens permitted by Section 8.3) subject, in the case of the Intellectual Property that is the subject of any application or registration, to the recordation of appropriate evidence of the Collateral Agent’s Lien in the United States Patent and Trademark Office and/or United States Copyright Office, as appropriate, and the taking of actions and making of filings necessary under the applicable Requirements of Law to obtain the equivalent of perfection. 5.20 Solvency. Holdings and its Subsidiaries (on a consolidated basis), after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be Solvent. 5.21 Senior Indebtedness. The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party with respect to any Junior Financing. 5.22 Sanctions and Anti-Corruption Laws. (a) Neither Holdings, the Borrower nor any of their Subsidiaries or, to the knowledge of Holdings and Borrower, any director, officer, employee, agent or representative of Holdings or the Borrower, is an individual or entity (for purposes of only this Section 5.22, “Person”) that is, or is controlled by Persons that are currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Holdings, the Borrower or any Subsidiary located, organized or resident in a Sanctioned Country. Holdings, the Borrower, and their Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with all applicable Sanctions. Each of Holdings, the Borrower and their Subsidiaries represent that it will not, directly or indirectly, use any Loan, Letter of Credit or proceeds of the transaction, or lend, contribute or otherwise make available such Loan, Letter of Credit or proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, 68 or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. (b) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption law (“Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Borrower and its Subsidiaries have conducted their businesses in compliance with the FCPA. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law. 5.23 [Reserved]. 5.24 Patriot Act. The Borrower and each of its Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. 5.25 EEAAffected Financial Institutions. No Loan Party is an EEAAffected Financial Institution. 5.26 Beneficial Ownership Certification. As of the Closing Date, the information included in any Beneficial Ownership Certification provided to any Lender on or prior to the Closing Date is true and correct in all respects SECTION 6. CONDITIONS PRECEDENT 6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or substantially concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent: (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings, the Borrower, each Person that is a Lender as of the Closing Date and each other party listed on the signature pages hereto, (ii) the Guarantee and Collateral Agreement and each other Security Document (except for Mortgages and other deliverables as set forth in Section 7.10) required to be delivered on the Closing Date, executed and delivered by the Borrower and each other Loan Party that is a party thereto, (iii) a perfection certificate in customary form and substance and (iv) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date. (b) Transactions. On the Closing Date, after giving effect to the Transactions, neither Holdings nor any of its Subsidiaries on a consolidated basis shall have any indebtedness for borrowed money other than the Facilities and other indebtedness permitted by Section 8.2. (c) Financial Statements. The Joint Lead Arrangers shall have received, (i) the financial statements described in Section 5.1 and (ii) the forecasts of the consolidated financial performance of Holdings and its Subsidiaries on an annual basis through 2021. 69

(d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdiction where each Loan Party is organized and maintains its chief executive office. (e) Fees. The Joint Lead Arrangers and the Agents shall have received all reasonable and documented out-of-pocket costs and expenses required to be paid, including without limitation, the reasonable and invoiced fees and disbursements of Cahill Gordon & Reindel LLP. The Borrower and its Subsidiaries shall have paid all fees required to be paid on the Closing Date under (i) that certain Engagement Letter dated June 10, 2019 and (ii) any fee letters delivered in connection with such Engagement Letter. (f) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party. (g) Legal Opinions. The Administrative Agent shall have received the legal opinions of Weil, Gotshal & Manges LLP, counsel to Holdings and its Subsidiaries. Such legal opinions shall be addressed to the Agents and the Lenders and shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require that are customary for transactions of this kind. (h) Pledged Equity Interests; Stock Powers; Pledged Notes. Subject to Section 7.10(f), the Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (i) Filings, Registrations and Recordings. Each Uniform Commercial Code financing statement and Intellectual Property Security Agreement required by the Security Documents to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation. (j) Patriot Act, Etc. The Administrative Agent shall have received, with respect to such documents and other information requested in writing at least ten (10) Business Days prior to the Closing Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to such Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (k) Solvency Certificate. The Administrative Agent shall have received a certificate, in the form of Exhibit H, from a senior financial officer of Holdings or the Borrower certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby are Solvent. 70

(l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement (except as set forth in Section 7.10). (m) Refinancing. Substantially concurrently with the initial funding of the Term Loans hereunder, the Refinancing shall have been consummated. 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (other than the amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount, of such Letter of Credit and except as otherwise expressly set forth herein) requested to be made by it is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date). (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date. (c) Notices. The Borrower shall have delivered to the Administrative Agent and, if applicable, the Issuing Lender, the notice of borrowing or Application, as the case may be, for such extension of credit in accordance with this Agreement. (d) Compliance with Certain Financial Covenants. (i) During the Liquidity Testing Period, the Borrower shall be in compliance with the covenant set forth in Section 8.1(c) after giving effect to the extensions of credit requested to be made on such date. (ii) During the Maximum Cash Balance Period, after giving effect to the extensions of credit requested to be made on such date and any anticipated use of proceeds thereof within three (3) Business Days of such date, the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $75,000,000. (iii) The Administrative Agent shall have received a certificate of a Responsible Officer of Holdings certifying as to compliance with, and setting out in reasonable detail the calculations demonstrating compliance with, the conditions set forth above in Sections 6.2(d)(i) and 6.2(d)(ii). Each borrowing by and issuance or amendment of a Letter of Credit (other than the amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount, of such Letter of Credit and except as otherwise expressly set forth herein) on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied. SECTION 7. AFFIRMATIVE COVENANTS The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder (other than Unasserted Contingent Obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements and Specified Cash Management Agreements), Holdings shall and shall cause each of its Subsidiaries to: 71

7.1 Financial Statements. Furnish to the Administrative Agent which shall distribute to each Lender: (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, beginning with the fiscal year ending on December 31, 2019, (i) a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, members’ equity and cash flows for such year, setting forth, in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than upcoming maturity of the Facilities or any default or potential default under Section 8.1), by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year; and (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of Holdings, beginning with the quarter ending June 30, 2019, (i) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income or operations, and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operation, and cash flows of Holdings in accordance with GAAP applied consistently throughout the periods reflected therein (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the corresponding period of the previous fiscal year. Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.lantheus.com (or such other website specified by the Borrower to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, (x) to the extent the Administrative Agent so requests, the Borrower shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, if (i) Holdings’ financial statements are consolidated with its direct or indirect parent’s financial statements or (ii) any direct or indirect parent of Holdings is subject to periodic reporting requirements of the Exchange Act and Holdings is not, then the requirement to deliver consolidated financial statements of Holdings and its Subsidiaries pursuant to Sections 7.1(a) and 7.1(b) and the related narrative discussion and analysis and opinion of an independent certified public accountant, as applicable, may be satisfied by delivering consolidated financial statements of such direct or indirect parent of Holdings accompanied by a schedule showing, in reasonable detail, consolidating adjustments, if any, attributable solely to such direct or indirect parent and any of its subsidiaries that are not Holdings or any of its Subsidiaries, and the related narrative discussion and analysis and opinion of an independent certified public accountant, as applicable, of such direct or indirect parent; provided, that any such opinion of an independent certified public accountant shall otherwise meet the requirements of Section 7.1(a)(i) and shall relate solely to Holdings, its Subsidiaries, and such direct or indirect parent (as applicable) but, in the case of such indirect parent, only if such indirect parent has no direct or indirect Subsidiaries other than (i) the direct parent of Holdings, Holdings and its Subsidiaries and (ii) any intermediate parent that itself 72 has no direct or indirect Subsidiaries other than the direct parent of Holdings, Holdings and its Subsidiaries and one or more other intermediate parents that meet the requirements of this clause (ii). 7.2 Certificates; Other Information. Furnish to the Administrative Agent and the Collateral Agent (as applicable): (a) concurrently with the delivery of any financial statements pursuant to Section 7.1(a) or (b), a Compliance Certificate of a Responsible Officer of the Borrower (i) certifying that no Default or Event of Default has occurred and is continuing except as specified in such certificate, (ii) in the case of financial statements delivered pursuant to Section 7.1(a), to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, listing any Intellectual Property which is the subject of a United States federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a United States federal registration or federal application) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Closing Date), and promptly deliver to the Collateral Agent an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property and (iii) setting forth the reasonably detailed calculations demonstrating compliance with Section 8.1; (b) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year shown on a quarterly basis (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall, in each case, be accompanied by a certificate of a Responsible Officer of Holdings stating that such Projections are based on reasonable estimates, information and assumptions at the time prepared; (c) promptly after the same are filed, copies of all annual, regular or periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC and not otherwise required to be delivered to the Administrative Agent pursuant hereto; (d) promptly, such additional financial and other information regarding the business, financial or corporate affairs of Holdings or any of its Subsidiaries as the Administrative Agent may from time to time reasonably request, including, without limitation, other information with respect to the Patriot Act; and (e) concurrently with the delivery of a Compliance Certificate pursuant to Section 7.2(a), any change in the information provided in the Beneficial Ownership Certification provided to any Lender that would result in a change to the list of beneficial owners identified in such certification since the later of the date of such Beneficial Ownership Certification or the most recent list provided; (f) no later than five (5) Business Days after the last day of each calendar month, provide a certificate of a Responsible Officer of the Borrower setting forth the Consolidated Liquidity as of the last day of such month. 7.3 Payment of Taxes. Pay all Taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) where the failure to pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. 73

7.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (i) above solely with respect to Holdings or any Subsidiary of the Borrower, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) Comply with all Organizational Documents and Requirements of Law (including, without limitation, and as applicable, ERISA and the Code), except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 7.5 Maintenance of Property; Insurance. (a) Except as permitted by Section 8.5, keep all material Property useful and necessary in its business in good working order and condition, subject to casualty, condemnation, ordinary wear and tear and obsolescence and (b) maintain insurance with financially sound and reputable insurance companies on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. The Borrower will furnish to the Administrative Agent, upon its reasonable request, information in reasonable detail as to the insurance so maintained. If any improvement located on any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent who may be accompanied by any Lender to visit and inspect any of its properties (which inspection shall not include any invasive sampling of the Environment) and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon reasonable advance notice to the Borrower and to discuss the business, operations, properties and financial and other condition of the Group Members with the officers of the Group Members and with their independent certified public accountants (provided, that the Borrower or its Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided, that, unless an Event of Default has occurred and is continuing, only one (1) such visit in any calendar year shall be permitted and such visit shall be at the Borrower’s expense. 7.7 Notices. Promptly give notice to the Administrative Agent of: (a) the occurrence of any Default or Event of Default; (b) any (i) default or event of default under any Contractual Obligation of any Group Member that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect; (c) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document; 74

(d) the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Borrower obtains actual knowledge thereof, except to the extent as such events could not reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan or Multiemployer Plan, the creation of any Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Single Employer Plan or Multiemployer Plan; and (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower or the relevant Subsidiary proposes to take with respect thereto. 7.8 Environmental Laws. (a) Comply with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws to address Materials of Environmental Concern, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. 7.9 OFAC; FCPA; Patriot Act. (a) Comply in all material respects with the requirements described in Section 5.22(a) and 5.24. (b) Not directly, or to its knowledge, indirectly, use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law. 7.10 Post-Closing; Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in clauses (b), (c) or (d) below, (y) property acquired by any Group Member that is not a Loan Party and (z) property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (but in any event within sixty (60) days following such acquisition or such later date as the Collateral Agent may agree) (i) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, subject only to Liens permitted by 75

Section 8.3, including, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Security Document or by law and, in the case of Intellectual Property subject to a United States federal registration or federal application, the delivery for filing of an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Collateral Agent, or as may be reasonably requested by the Collateral Agent. (b) With respect to any fee interest in any real property having a fair market value (together with improvements thereof), as reasonably determined by the Borrower, of at least $2,500,000 owned or acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g), (y) real property acquired by a Group Member that is not a Loan Party and (z) the Sale Leaseback Property), promptly (but in any event within ninety (90) days or such later date as the Collateral Agent may agree) (i) execute and deliver a first priority Mortgage subject to Liens permitted under Section 8.3, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Secured Parties with a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent; provided, that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a Survey or any existing survey together with a no change affidavit from the mortgagor in lieu thereof, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver to the Collateral Agent legal opinions relating to, among other things, the enforceability, due authorization, execution and delivery of the applicable Mortgage, which opinions shall be in customary form and substance reasonably satisfactory to the Collateral Agent and (iv) deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a Special Flood Hazard Area, evidence of flood insurance confirming that such insurance has been obtained and any and all other documents as the Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Collateral Agent. (c) With respect to any new Wholly Owned Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date by any Group Member (except that, for the purposes of this clause (c), the term Subsidiary shall include any existing Wholly Owned Subsidiary that ceases to be an Excluded Subsidiary), promptly (but in any event within sixty (60) days or such later date as the Collateral Agent may agree) (i) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Documents, (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 8.3 hereof) in all or substantially all, or any portion of the property of such new Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Collateral Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance; provided, that such opinions will only be given as to Subsidiaries other than Immaterial Subsidiaries. (d) With respect to any new “first-tier” Foreign Subsidiary or Disregarded Domestic Person created or acquired after the Closing Date (other than any Foreign Subsidiary (i) excluded pursuant to Section 7.10(g) or (ii) that is an Immaterial Subsidiary) by any Loan Party, promptly (but in any event within sixty (60) days or such later date as the Collateral Agent may agree) (A) execute and deliver to the Collateral Agent such Security 76

Documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided, that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged) and (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, as the case may be, and take such other action as may be reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein. (e) Within thirty (30) days after the Closing Date (or such later date as the Collateral Agent may in its sole discretion agree), the Collateral Agent shall receive endorsements with respect to the insurance certificates delivered pursuant to Section 6.1(l), thereby naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and/or mortgagee/loss payee, in each case, in form and substance reasonably satisfactory to the Collateral Agent. (f) Within sixty (60) days after the Closing Date (or such later date as the Collateral Agent may in its sole discretion agree), the Collateral Agent shall receive the certificate representing 65% of the shares of Capital Stock of Lantheus EU Limited pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof. (g) Notwithstanding anything to the contrary in this Section 7.10, (x) clauses (a), (b), (c) and (d) of this Section 7.10 shall not apply to (i) any property, new Subsidiary or Capital Stock of a “first-tier” Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent and the Borrower have reasonably determined that (A) the collateral value thereof is insufficient to justify the cost, burden or consequences (including adverse tax consequences) of obtaining a perfected security interest therein, (B) under the law of such Foreign Subsidiary’s jurisdiction of formation, it is unlikely that the Collateral Agent would have the ability to enforce such security interest if granted or (C) such security interest would violate any applicable law; (ii) any property which is otherwise excluded or excepted under the Guarantee and Collateral Agreement or any corresponding section of any Security Document; or (iii) any Excluded Assets; and (y) no foreign law security or pledge agreements will be required. 7.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the reasonable exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. 7.12 [Reserved]. 7.13 Use of Proceeds. The Borrower shall use the proceeds of the Loans and the Letters of Credit solely as set forth in Section 5.16. 7.14 Designation of Subsidiaries7.15 . The Borrower shall be permitted to designate an existing or subsequently acquired or organized Subsidiary as an Unrestricted Subsidiary after the Closing Date, other than during the Liquidity Testing Period, by written notice to the Administrative Agent, so long as (a) no Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the 77

Total Net Leverage Ratio on a pro forma basis does not exceed the lesser of (i) 4.00 to 1.00 and (ii) the maximum Total Net Leverage Ratio then in effect under Section 8.1(a), such compliance to be determined on the basis of the financial information most recently delivered to Administrative Agent by the Borrower pursuant to Section 7.1, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 8.7, (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 8.7, and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (d), and containing the calculations and information required by the preceding clause (b). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Resignation, the Total Net Leverage Ratio on a pro forma basis does not exceed the lesser of (i) 4.00:1.00 and (ii) the maximum Total Net Leverage Ratio then in effect under Section 8.1(a), such compliance to be determined on the basis of the financial information most recently delivered to Administrative Agent by the Borrower pursuant to Section 7.1, (iii) the representations and warranties set forth in Section 5 and in the other Loan Documents shall be true and correct in all material respects immediately after giving effect to such Subsidiary Redesignation, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date and (iv) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii); provided, further, that no Unrestricted Subsidiary that has been designated as a Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary. No Unrestricted Subsidiary may own Intellectual Property that is material to the business operations of Holdings, the Borrower or any Subsidiary, or exclusively license Intellectual Property of Holdings, the Borrower or any Subsidiary. SECTION 8. NEGATIVE COVENANTS Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder (other than Unasserted Contingent Obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements or any Specified Cash Management Agreements), Holdings shall not, and shall not permit any of its Subsidiaries to: 8.1 Financial Covenants. (a) Total Net Leverage Ratio. Permit the Total Net Leverage Ratio, as of the last day of the most recent fiscal quarter of Holdings then last ended (commencing with the first fiscal quarter ending after the last day of the Covenant Waiver Period), to exceed the ratio set forth below opposite the period duringdate on which such last day occurs: Date of Fiscal Quarter End Ratio Each fiscal quarter end from and including September 30, 2019 to and including June 30, 4.005.50 to 1.00 2020March 31, 2021 Each fiscal quarter end from and including 3.75 to 1.00 September 30, 2020 to and including June 30, 2021 3.50 to 1.00 September 30, 2021 and thereafter provided, that the Borrower may, in connection with any Material Acquisition, by written notice to the Administrative Agent for distribution to the Lenders and not more than an aggregate total of two (2) times during the term of this Agreement, elect to increase (a “Covenant Increase”) the maximum Total Net Leverage Ratio by 0.50 to 78

1.00 solely for purposes of (i) determining pro forma compliance with this Section 8.1 in determining (x) whether such transaction meets the requirements of a Permitted Acquisition and (y) compliance with Section 2.4(b)(v), Section 3.16(b)(v), Section 8.2(i) and Section 8.2(j) and (ii) determining compliance with this Section 8.1(a) for a period of four consecutive fiscal quarters beginning with the fiscal quarter in which such Material Acquisition occurred (“Adjusted Covenant Period”); provided, further, that (x) in no event shall the maximum Total Net Leverage Ratio permitted by this Section 8.1(a) exceed 4.25 to 1.00 and (y) with respect to the second Covenant Increase, either (i) the Borrower may not elect a second Covenant Increase for at least two (2) full fiscal quarters following the end of the first Adjusted Covenant Period elected by the Borrower or (ii) the Borrower shall be in compliance with this Section 8.1(a) for the two (2) most recently ended periods of four consecutive fiscal quarters for which financial statements have been delivered without giving effect to any Covenant Increase or the Material Acquisition related to the second Covenant Increase. (b) Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio, determined as of the last day of the most recent fiscal quarter of the Borrower then last ended (commencing with the fiscal quarter ending September 30, 2019), for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, to be less than 3.00 to 1.00.the ratio set forth below opposite the period during which such last day occurs: Date of Fiscal Quarter End Ratio From June 30, 2020 through March 31, 2021 2.00 to 1.00 June 30, 2021 and thereafter 3.00 to 1.00 (c) Minimum Liquidity. During the Liquidity Testing Period, permit the Consolidated Liquidity to be less than $150,000,000 at any time. 8.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party pursuant to any Loan Document; (b) unsecured Indebtedness of (i) any Loan Party owed to any other Loan Party; (ii) any Loan Party owed to any Group Member; (iii) any Group Member that is not a Loan Party owed to any other Group Member that is not a Loan Party; and (iv) subject to Section 8.7(g), any Group Member that is not a Loan Party owed to a Loan Party; provided, that (x) in the case of clauses (i) and (iv), any such Indebtedness is evidenced by, and subject to the provisions of, an intercompany note, which shall be in a form reasonably satisfactory to the Administrative Agent, and (y) in the case of any such Indebtedness of a Loan Party owed to a Group Member that is not a Loan Party, such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent; (c) Guarantee Obligations incurred in the ordinary course of business by (i) any Group Member that is a Loan Party of obligations of any other Loan Party and, subject to Section 8.7(g), of any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party of obligations of any Loan Party or any other Group Member; (d) Indebtedness outstanding on the date hereof and listed on Schedule 8.2 and any Permitted Refinancing thereof; (e) Indebtedness incurred to finance the acquisition of fixed or capital assets (including, without limitation, Capital Lease Obligations) of the Borrower or any Subsidiary secured by Liens permitted by Section 8.3(g), and any Permitted Refinancing thereof, in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding; 79

(f) Hedge Agreements permitted under Section 8.11; (g) Indebtedness of the Borrower or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case, securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business; (h) Indebtedness arising from the endorsement of instruments in the ordinary course of business; (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of any Loan Party (such Person, an “Acquired Person”), together with all Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with any acquisition permitted under Section 8.7, but only to the extent that (i) such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary of such Loan Party or such acquisition, (ii) any Liens securing such Indebtedness attach only to the assets of the Acquired Person and (iii) after giving pro forma effect to the acquisition, (x) the Borrower shall be in compliance with the covenants in Section 8.1, calculated on a pro forma basis and (y) no Event of Default has occurred and is continuing or would result therefrom; (j) Unsecured Indebtedness of the Borrower or any of the Subsidiary Guarantors; provided, that (i) no Event of Default shall exist immediately prior to or after giving effect to the incurrence of such Indebtedness, (ii) the Total Net Leverage Ratio, after giving pro forma effect thereto (without “netting” the cash proceeds of such Indebtedness), does not exceed the lesser of (x) 4.00 to 1.00 and (y) the maximum Total Net Leverage Ratio then in effect under Section 8.1(a), (iii) such Indebtedness shall not require any amortization prior to the date that is ninety-one (91) days following the Initial Term Loan Maturity Date, (iv) the maturity of such Indebtedness shall be no earlier than ninety-one (91) days following the Initial Term Loan Maturity Date and (v) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party; (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence; (l) Indebtedness of Holdings or any Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, Earn-Out Obligations and similar obligations in connection with investments, acquisitions or sales of assets and/or businesses; (m) [reserved]; (n) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 9.1(h); (o) Guarantee Obligations incurred by any Loan Party in respect of Indebtedness otherwise permitted by this Section 8.2; provided, that, any Guarantee Obligations of a Loan Party in respect of Indebtedness of a Group Member that is not a Loan Party shall be subject to Section 8.7(g); (p) other Indebtedness of the Borrower or any of its Subsidiary Guarantors in an aggregate principal amount (for the Borrower and all Subsidiary Guarantors) not in excess of $35,000,000 at any time outstanding; provided that no Event of Default has occurred and is continuing or would result therefrom; 80

(q) Indebtedness of Foreign Subsidiaries and Subsidiaries of the Borrower that are not Loan Parties not in excess of $50,000,000 at any time outstanding; (r) Indebtedness representing deferred compensation to future, present or former employees, officers, directors or consultants of Holdings, the Borrower or any Subsidiary; (s) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, employees or consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) to finance the purchase or redemption of Capital Stock permitted by Section 8.6(d); (t) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (u) any Indebtedness of any Group Member that is not a Loan Party owing to another Group Member that is not a Loan Party under any Cash Pool Obligation; (v) Indebtedness in respect of overdraft facilities, foreign exchange facilities, payment facilities, cash management obligations and similar obligations incurred in the ordinary course of business; (w) Indebtedness in respect of the Permitted Sale Leaseback; (x) [reserved]; (y) Indebtedness in respect of ordinary course intercompany balances among Group Members; and (z) Indebtedness in respect of letters of credit and bank guarantees in an aggregate stated or face amount not to exceed $10,000,000 at any time outstanding. 8.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for: (a) Liens for Taxes, assessments or governmental charges or levies (i) that are not overdue for a period of more than 30 days, (ii) that are being contested in good faith by appropriate proceedings that stay the enforcement of such claim; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP, (iii) that arise from government allowed payment plans providing for payment of Taxes over a period of time not to exceed one year that stay the enforcement of such Lien and for which adequate reserves have been established in accordance with GAAP or (iv) that are immaterial amounts; (b) Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture and sale of the property or assets subject to any such Lien; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Single Employer Plan or Multiemployer Plan; (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other 81 obligations of a like nature incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof; (e) easements, zoning restrictions, rights-of-way, restrictions, covenants, licenses, encroachments, protrusions and other similar encumbrances incurred in the ordinary course of business, and minor title deficiencies, in each case, that do not in any case individually or in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) Liens in existence on the date hereof listed on Schedule 8.3 and any renewals or extensions of any of the foregoing; provided, that no such Lien is spread to cover any additional property after the Closing Date (other than improvements thereon) and the Indebtedness secured thereby is permitted by Section 8.2(d); (g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets; provided, that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased other than as permitted by Section 8.2(e); (h) Liens created pursuant to the Security Documents or any other Loan Document; (i) Liens approved by Collateral Agent appearing on the policies of title insurance being issued in connection with any Mortgages; (j) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased; (k) licenses, leases or subleases granted to third parties or Group Members in the ordinary course of business which, individually or in the aggregate, do not (i) materially impair the use (for its intended purposes) or the value of the property subject thereto or (ii) materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries; (l) Liens securing judgments not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments; (m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases and consignment arrangements; (n) Liens existing on property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) and any modification, replacement, renewal or extension thereof; provided, that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien does not extend to any other property of any Group Member not subject to such Lien at the time of acquisition (other than improvements thereon) and (iii) the Indebtedness secured by such Liens is permitted by Section 8.2(i); (o) (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Group Member, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness, and (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; 82

(p) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (q) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party; (r) Liens on assets of Foreign Subsidiaries and Subsidiaries of the Borrower that are not Loan Parties securing Indebtedness of such Subsidiaries to the extent such Indebtedness secured thereby is permitted under Section 8.2; (s) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed $30,000,000 at any one time; provided, that no Event of Default has occurred and is continuing or would result therefrom; (t) Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers or Indebtedness permitted under Section 8.2(v); (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Member in the ordinary course of business; (v) licenses of Intellectual Property granted by any Group Member in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Group Members; (w) Liens (i) on deposits of cash or Cash Equivalents in favor of the seller of any property to be acquired in any Permitted Acquisition or any other Investment permitted by this Agreement to be applied against the purchase price for such Permitted Acquisition or Investment, (ii) consisting of an agreement to dispose of any property in a permitted Disposition and (iii) earnest money deposits of cash or Cash Equivalents made by any Group Member in connection with any letter of intent or purchase agreement permitted hereunder; (x) Liens on cash or cash equivalents securing Indebtedness permitted by Section 8.2(z); (y) [reserved]; and (z) Liens in connection with the Permitted Sale Leaseback. 8.4 Fundamental Changes. Merge into, amalgamate or consolidate with any Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that: (a) any Subsidiary of the Borrower may be merged, consolidated or be amalgamated (i) with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation), (ii) with or into any other Subsidiary of the Borrower (provided, that if only one party to such transaction is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation) or (iii) with or into any other Group Member; provided, that, any Loan Party may only be merged, consolidated or amalgamated with a Group Member that is not a Loan Party pursuant to Section 8.7(g); (b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or any other Group Member; provided, that, any such Disposition by a Loan Party to a Group Member that is not a Loan Party shall be made pursuant to Section 8.7(g); 83

(c) any Subsidiary that is not a Loan Party may (i) merge, consolidate or otherwise combine (including via contribution or sale) with or into any Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a voluntary liquidation) to (x) another Subsidiary that is not a Loan Party or (y) to a Loan Party; (d) any Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 8.7; (e) transactions permitted under Section 8.5 shall be permitted; (f) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and (g) so long as no Event of Default exists or would result therefrom, Holdings may merge or consolidate or amalgamate with or into any other Person (other than the Borrower and any of its subsidiaries), so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation or amalgamation is not Holdings, (A) the successor Person shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) such successor has no Indebtedness or other liabilities and engages in no business activities and owns no material assets, in each case, other than as permitted under Section 8.16; provided, that if the conditions set forth in this clause (A) are satisfied are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement; provided, that the Borrower agrees to provide any documentation and other information about the successor as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; For the avoidance of doubt, nothing in this Agreement shall prevent Holdings or any Subsidiary thereof from being converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation; provided, that (i) the Administrative Agent shall have been provided at least ten (10) days’ prior written notice of such change (or such other period acceptable to the Administrative Agent in its sole discretion) and (ii) the relevant Group Member shall take all such actions and execute all such documents as the Administrative Agent or the Collateral Agent may reasonably request in connection therewith. 8.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the Borrower or any Subsidiary, issue or sell any shares of the Borrower’s or such Subsidiary’s Capital Stock to any Person, except: (a) Dispositions of obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired; (b) the sale of inventory and owned or leased vehicles, each in the ordinary course of business; (c) Dispositions permitted by Sections 8.4(a), (b), (c), (d) and (f); (d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or, if such Subsidiary is not a Loan Party, to any other Group Member; 84

(e) any Subsidiary of the Borrower may Dispose of any assets to the Borrower or any Subsidiary Guarantor or any other Group Member, and any Subsidiary that is not a Subsidiary Guarantor may Dispose of any assets, or issue or sell Capital Stock, to any other Subsidiary that is not a Subsidiary Guarantor; provided, that, any such Disposition by a Loan Party to a Group Member that is not a Loan Party is made pursuant to Section 8.7(g); (f) Dispositions of cash or Cash Equivalents in the ordinary course of business in transactions not otherwise prohibited by this Agreement; (g) licenses granted by the Loan Parties with respect to Intellectual Property, or leases or subleases, granted to third parties in the ordinary course of business which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries, taken as a whole; (h) the Disposition of other property; provided, that at least 75% of the consideration received in connection therewith consists of cash or Cash Equivalents; (i) the issuance or sale of shares of any Subsidiary’s Capital Stock to qualify directors if required by applicable law; (j) Dispositions or exchanges of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (k) Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Loan Parties and their Subsidiaries, taken as a whole; (l) the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain and material in the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole; (m) the Disposition of Property which constitutes a Recovery Event; (n) Dispositions consisting of the sale, transfer, assignment or other Disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction; (o) Dispositions constituting Investments in compliance with Section 8.7; (p) dispositions of non-core assets acquired in connection with any Permitted Acquisition in an aggregate amount not to exceed $4,000,000 per calendar year; (q) the disposition of property which constitutes, or which is subject to, a Recovery Event; (r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (s) sale or issuances of Qualified Capital Stock of Holdings to future, present or former employees, officers, directors or consultants in respect of compensation of services; (t) the unwinding of any Hedge Agreements; 85

(u) Dispositions of intellectual property, so long as (i) the subject intellectual property solely relates to products that are still in the development phase and (ii) such disposition is made for cash and Cash Equivalents in an amount not less than the fair market value of such property; (v) Dispositions listed on Schedule 8.5; (w) the Disposition of other property having a fair market value not to exceed $30,000,000; and (x) the Permitted Sale Leaseback. 8.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock or other common equity interests of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary (collectively, “Restricted Payments”), except that: (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor or any other Person that owns a direct equity interest in such Subsidiary in proportion to such Person’s ownership interest in such Subsidiary; (b) each Subsidiary may make Restricted Payments to the Borrower and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests); (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Holdings may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of Qualified Capital Stock; (d) (i) Holdings may make a Restricted Payment to (or to allow any direct or indirect parent thereof to) pay for the repurchase, retirement or other acquisition of Capital Stock of Holdings (or any direct or indirect parent thereof) held by any future, present or former officers, directors, employees or consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) upon the death, disability or termination of employment or services of such individual, and (ii) any Group Member may purchase, redeem or otherwise acquire any Capital Stock from the present or former employees, officers, directors and consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) pursuant to the terms of any employee stock option, incentive stock or other equity-based plan or arrangement; provided, that the aggregate amount of payments under this clause (d) shall not exceed in any fiscal year $3,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $6,000,000 in any fiscal year) plus, in each case, (x) any proceeds received by any Group Member after the date hereof in connection with the issuance of Qualified Capital Stock that are used for the purposes described in this clause (d) plus (y) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d); (e) [reserved]; (f) the Borrower or its Subsidiaries may make Permitted Tax Distributions; 86

(g) (i) to the extent actually used by Holdings to pay such taxes, costs and expenses, the Borrower may make Restricted Payments to or on behalf of Holdings in an amount sufficient to pay franchise taxes or similar taxes or fees required to maintain the legal existence of Holdings or its qualification to do business, (ii) the Borrower may make Restricted Payments to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings (or any direct or indirect parent thereof) to the extent such expenses are attributable to the ownership or operation of the Borrower and the Subsidiaries in an aggregate amount not to exceed $5,000,000 in any fiscal year, (iii) the Borrower may make Restricted Payments to or on behalf of Holdings (or any direct or indirect parent thereof) to enable Holdings to pay fees, salaries, bonuses, expenses and indemnities owing to directors, officers and employees of Holdings (or any direct or indirect parent thereof) to the extent such expenses are attributable to the ownership or operation of the Borrower and the Subsidiaries and (iv) the Borrower may make Restricted Payments to Holdings in an amount sufficient to pay any Public Company Costs; (h) the Borrower may make Restricted Payments to Holdings (or any direct or indirect parent thereof) the proceeds of which are used to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock in an amount not to exceed $250,000 in any fiscal year; (i) Holdings may make Restricted Payments constituting non-cash repurchases of Capital Stock of Holdings (or any direct or indirect parent thereof) deemed to occur upon exercise or vesting of stock options or warrants (or equivalent) if such Capital Stock represents a portion of the exercise price and/or related tax liability of such options or warrants (or equivalent); (j) to the extent constituting Restricted Payments, any Group Member may enter into transactions expressly permitted by Sections 8.4, 8.5 or 8.7; (k) [reserved]; (l) [reserved]; (m) other than during the Liquidity Testing Period, Holdings and the Borrower may make additional Restricted Payments (i) in an aggregate amount not to exceed $25,000,000 minus (A) the amount of Restricted Debt Payments made in reliance on Section 8.8(a)(iii)(B) minus the outstanding amount of any Investments made in reliance on Section 8.7(e)(ii); provided, that, no Default or Event of Default has occurred and is continuing or would result therefrom; (n) the Borrower may make Restricted Payments to Holdings to fund Restricted Payments to be made by Holdings pursuant to clause (c), (d), (e), (f), (m) or (o) of this Section 8.6; and (o) other than during the Liquidity Testing Period, Holdings and the Borrower may make additional Restricted Payments so long as, after giving effect thereto on a pro forma basis, the Total Net Leverage Ratio does not exceed 2.25 to 1.00; provided, that, no Default or Event of Default has occurred and is continuing or would result therefrom. 8.7 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of, or make any other investment in, any Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit in the ordinary course of business; (b) Investments in cash and Cash Equivalents; 87

(c) Guarantee Obligations permitted by Section 8.2; (d) loans and advances to present or prospective officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $2,500,000 at any time outstanding; (e) Investments made after the Closing Date by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, if applicable) not to exceed (i) $25,000,000, plus (ii) $25,000,000, minus the amount of Restricted Payments made in reliance on Section 8.6(m), minus any Restricted Debt Payments made in reliance on Section 8.8(a)(iii)(B); (f) intercompany Investments by (i) any Group Member in any Loan Party; provided, that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party are evidenced by an intercompany note and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party; (g) other than during the Liquidity Testing Period, intercompany Investments by any Loan Party in any Subsidiary, that, after giving effect to such Investment, is not a Subsidiary Guarantor (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary, Investments resulting from mergers with or sales of assets to any such Subsidiary and Investments in Foreign Subsidiaries) and Investments by any Subsidiaries that are not Loan Parties in an aggregate amount (valued at cost) not to exceed $30,000,000 at any time outstanding; provided that no Event of Default has occurred and is continuing or would result therefrom; (h) Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business; (i) other than during the Liquidity Testing Period, Permitted Acquisitions, including Investments by any Loan Party in any Foreign Subsidiary the proceeds of which are promptly used by such Foreign Subsidiary (directly or indirectly through another Foreign Subsidiary) to consummate a Permitted Acquisition of Persons organized under the laws of, and/or assets located in, a jurisdiction other than the United States or any State thereof (and pay fees and expenses incurred in connection therewith); (j) Investments consisting of Hedge Agreements permitted by Section 8.11; (k) Investments existing as of the Closing Date and set forth in Schedule 8.7 and any extension or renewal thereof; provided, that the amount of any such Investment is not increased at the time of such extension or renewal; (l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business; (m) Investments received as consideration in connection with Dispositions permitted under Section 8.5 and Investments as consideration for services provided by the Borrower and its Subsidiaries; 88

(n) [reserved]; (o) Investments by a Group Member that is not a Loan Party in the form of Cash Pool Obligations; (p) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or any direct or indirect parent thereof) in accordance with Section 8.6; (q) promissory notes or other obligations of directors, officers, employees or consultants of a Group Member in connection with such directors’, officers’, employees’ or consultants’ purchase of Capital Stock of Holdings (or any direct or indirect parent thereof), so long as no cash or Cash Equivalent is advanced by any Group Member in connection with such Investment; (r) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business; (s) leases, licenses and sublicenses of real or personal property in the ordinary course of business; (t) mergers and consolidations in compliance with Section 8.4 (other than Section 8.4(d)); (u) [reserved];Investments made in connection with the Progenics Transaction; (v) other than during the Liquidity Testing Period, Investments in joint ventures not to exceed $30,000,000 at any time outstanding; provided that no Event of Default has occurred and is continuing or would result therefrom; (w) [reserved]; (x) [reserved]; (y) other than during the Liquidity Testing Period, additional Investments so long as, (i) after giving effect thereto on a pro forma basis, the Total Net Leverage Ratio does not exceed 2.75 to 1.00 and (ii) no Event of Default has occurred and is continuing or would result therefrom; and (z) Investments permitted by Section 8.2(y). 8.8 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Debt (collectively “Restricted Debt Payments”), except for: (i) Permitted Refinancings; (ii) [reserved]; (iii) other than during the Liquidity Testing Period, Restricted Debt Payments in an aggregate amount not to exceed: (A) $25,000,000, plus 89

(B) $25,000,000, minus the amount of Restricted Payments made in reliance on Section 8.6(m), minus the amount of any Investments made in reliance on Section 8.7(e)(ii); and (iv) other than during the Liquidity Testing Period, additional Restricted Debt Payments so long as, after giving effect thereto on a pro forma basis, the Total Net Leverage Ratio does not exceed 2.25 to 1.00; provided, that, no Default or Event of Default has occurred and is continuing or would result therefrom; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Debt (other than any amendment that is not materially adverse to the Lenders, it being agreed that any amendment, modification, waiver or other change that, in the case of any Junior Debt, would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon is not materially adverse to the Lenders); or amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Qualified Capital Stock that would cause such Qualified Capital Stock to become Disqualified Capital Stock; and (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Loan Party or any Pledged Company if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect. 8.9 Transactions with Affiliates. Enter into any transaction of any kind involving payments in excess of $2,000,000 in any fiscal year with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except: (a) transactions between Holdings and its Subsidiaries; (b) loans or advances to directors, officers and employees permitted under Section 8.7(d) and transactions permitted by Sections 8.2(r), 8.2(s) and 8.7(q); (c) the payment of reasonable and customary fees, compensation, benefits and incentive arrangements paid or provide to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower, Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries; (d) (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ board of managers (or similar governing body) or the senior management thereof and (ii) any repurchases of any issuances, awards or grants issued pursuant to clause (i), in each case, to the extent permitted by Section 8.6; (e) employment arrangements entered into in the ordinary course of business between Holdings or any Subsidiary and any employee thereof; (f) any Restricted Payment permitted by Section 8.6; (g) the Transactions and the payment of all fees and expenses related to the Transactions as set forth in the Lender Presentation; (h) [reserved]; 90

(i) Intellectual Property licenses to Group Members in existence on the Closing Date; (j) sales of Qualified Capital Stock of Holdings to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; (k) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Holdings; (l) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case, in the ordinary course of business and otherwise not prohibited by the Loan Documents; (m) transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Holdings or a Subsidiary thereof holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to Holdings or Subsidiary participating in such joint ventures than they are to other joint venture partners; and (n) the transactions listed on Schedule 8.9. 8.10 Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (i) the sale of such property is permitted by Section 8.5 and (ii) any Liens arising in connection with its use of such property are permitted by Section 8.3. 8.11 Hedge Agreements. Enter into any Hedge Agreement, except Hedge Agreements entered into in the ordinary course of business and not for speculative purposes. 8.12 Changes in Fiscal Periods. Permit any change in the fiscal year of the Borrower; provided, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed), in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. 8.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement governing the Permitted Sale Leaseback, (d) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (e) customary provisions in leases, licenses and other contracts restricting the assignment thereof, (f) any licenses in connection with the Subject IP, (g) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents or any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Loan Party to secure the Obligations and (h) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 8.4 or the sale of any property permitted under Section 8.5, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of any Group Member, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) exists in any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance 91 or restriction is not applicable to any Person, or the Property or assets of any Person, other than the Person or the Property or assets of the Person so acquired or (vi) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clause (b), (c), (d), (e), (f), (g), (h)(iv) or (h)(v); provided, that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those in effect prior to such amendment or refinancing (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower). 8.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of: (i) any restrictions existing under the Loan Documents and any Permitted Refinancing thereof, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions set forth in the agreement governing any Indebtedness incurred under Section 8.2(j), so long as the restrictions set forth therein are not materially more restrictive than the corresponding provisions in the Loan Documents, (iv) any agreements governing any purchase money Liens, Capital Lease Obligations or the Permitted Sale Leaseback otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (v) restrictions and conditions existing on the date hereof identified on Schedule 8.14 (but not to any amendment or modification expanding the scope or duration of any such restriction or condition), (vi) restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien, (vii) customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof, (viii) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (ix) any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2, (x) any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition, (xi) Requirements of Law, 92

(xii) customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 8.4 or the sale of any property permitted under Section 8.5 pending the consummation of such transaction or sale, (xiii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary of the Borrower, (xiv) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Property or assets of any Person, other than the Person or the Property or assets of the Person so acquired, or (xv) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clause (vi), (x), (xiii) or (xiv) of this Section; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those in effect prior to such amendment or refinancing (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower). 8.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Transactions) or that are reasonably related, incidental, ancillary or complementary thereto. 8.16 Holding Company. In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Capital Stock in the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, that includes the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the incurrence of Indebtedness permitted to be incurred by Holdings pursuant to Section 8.2, (f) the consummation of any Permitted Acquisition, so long as any assets acquired in connection with such Permitted Acquisition are owned by the Borrower or a Subsidiary of the Borrower immediately following such Permitted Acquisition, (g) Restricted Payments permitted to be made or received by Holdings under Section 8.6, (h) the consummation of a Qualified Public Offering or any other issuance of its Capital Stock, (i) any transaction that Holdings is expressly permitted or contemplated to enter into or consummate under this Section 8, and (j) activities incidental to the businesses or activities described in clauses (a) through (i) of this Section 8.16. SECTION 9. EVENTS OF DEFAULT 9.1 Events of Default. If any of the following events shall occur and be continuing: (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, fee or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or 93

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement; or (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses(a) through (c) of this Section 9.1), and such default shall continue unremedied for a period of thirty (30) days after any such days after notice to the Borrower from the Administrative Agent; or (e) any Group Member (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or (f) (i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Group Members, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after any such days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) (i) any failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, shall occur with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (ii) a Reportable Event shall occur, or proceedings shall commence under Section 4042 of ERISA to have a trustee appointed, or a trustee shall be appointed, with respect to a Single Employer Plan, (iii) any Single Employer Plan shall be terminated under Section 4041(c) of ERISA, (iv) any withdrawal by the Borrower or any Commonly Controlled Entity from a Single Employer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) shall occur or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA shall occur, (v) any Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan, (vi) any failure to make a required contribution to a Multiemployer Plan shall occur, (vii) the occurrence of any event or condition which could reasonably be 94 expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (viii) any Group Member shall engage in any nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and, in each case, in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (h) one or more judgments or decrees shall be entered against any Group Member and the same shall not have been vacated, discharged, stayed or bonded pending appeal for a period of thirty (30) consecutive days and any such judgments or decrees is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $20,000,000 or more; or (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except to the extent the loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing Collateral or to file Uniform Commercial Code continuation statements); or any Loan Party or any Subsidiary of any Loan Party shall so assert in writing; or (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert in writing; or (k) a Change of Control occurs; or (l) (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, bonding and enforceable against the holders of any Junior Financing, if applicable, or (iii) any Loan Party or any Subsidiary of any Loan Party, shall assert any of the foregoing in writing; then, and in any such event, (A) if such event is an Event of Default specified in clause (f) above with respect to the Borrower or Holdings, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 102% the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts or other demands for payment drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired (without any pending drawing thereon) or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired (without any pending drawing thereon) or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all 95 other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. SECTION 10. THE AGENTS 10.1 Appointment. (a) Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. (b) Each of the Secured Parties hereby irrevocable designates and appoints Wells Fargo Bank, N.A. as collateral agent of such Secured Party under this Agreement and the other Loan Documents, and each such Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf as are necessary or advisable with respect to the Collateral under this Agreement or any of the other Loan Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment. 10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. 10.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, members, partners, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct), (ii) subject to any fiduciary duty or implied duties, regardless of whether a Default of Event of Default has occurred and is continuing or (iii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder or for the existence, value or collectability of the Collateral or the existence, priority or perfection of the Collateral Agent’s Lien thereon. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party. 10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel 96

(including counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent shall deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties. 10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties. 10.6 Non-Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, any Specified Hedge Agreement or any Specified Cash Management Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, any Specified Hedge Agreement or any Specified Cash Management Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. 10.7 Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to any Agent Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense that is found by a final and nonappealable 97 decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder. 10.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letters of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders,” “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity. 10.9 Successor Administrative Agent. The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) Business Days’ notice to the Lenders and the Borrower. If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9.1(a) or Section 9.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) Business Days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation as Administrative Agent or retiring Collateral Agent’s resignation as Collateral Agent, as applicable, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents. 10.10 Agents Generally. The Joint Lead Arrangers shall not have any duties or responsibilities hereunder in its capacity as such. 10.11 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements or the Specified Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent; provided, that the foregoing shall not prohibit any Lender from filing proofs of claim during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law. 10.12 Withholding Tax. To the extent required by any applicable Requirements of Law (as determined in good faith by the Agent), an Agent may withhold from any payment to any Lender under any Loan Document an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower 98 to do so) for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. For the avoidance of doubt, for purposes of this Section 10.12, the term “Lender” shall include the Issuing Lender. SECTION 11. MISCELLANEOUS 11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that (i) the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that forgives the principal amount or extends the final scheduled date of maturity of any Loan, extends the scheduled date of any amortization payment in respect of any Term Loan, reduces the stated rate of any interest or forgives or reduces any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders), extends the scheduled date of any payment thereof, or increases the amount or extends the expiration date of any Lender’s Commitment; provided, that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 4.2 or any related definitions, including Asset Sale or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable; and (ii) no such waiver and no such amendment, supplement or modification shall, without the consent of all Lenders: (A) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (B) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case, without the written consent of all Lenders; (C) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; 99

(D) amend, modify or waive any provision of Section 10 or any other provision in any manner which increases the obligations or diminishes the rights of any Agent without the written consent of each Agent adversely affected thereby; (E) [reserved]; (F) amend, modify or waive any provision of Sections 3.7 to 3.15 or any other provision hereof in any manner which increases the obligations or diminishes the rights of the Issuing Lender without the written consent of each Issuing Lender; (G) change the order of application set forth in Section 6.5 of the Guarantee and Collateral Agreement; (H) amend, modify or waive any provision of Section 4.8(a), 4.8(b) or 4.8(c) in any manner; and (I) release all or substantially all of the Guarantors or the Collateral without the written consent of all Lenders, except as otherwise may be provided in this Agreement or the other Loan Documents. (iii) no such waiver, amendment, supplement or modification shall, without the written consent of the Required Revolving Lenders, amend, modify or waive Section 6.2 if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Revolving Lenders would not otherwise be required to do so. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided. that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing. If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all (or all affected) Lenders (including all Lenders under a single Facility), the consent of the Required Lenders (or Majority Facility Lenders, as the case may be) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right but not the obligation to purchase at par from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all 100 such Term Loans and/or outstanding Revolving Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 4.13. Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided, that the conditions set forth in Section 2.4 are satisfied. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and “Majority Facility Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that, subject to the limitations set forth in the first paragraph of this Section 11.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender. 11.2 Notices. (a) All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (ii) as and to the extent set forth in Section 11.2(b) and in the proviso to this Section 11.2(a), in an electronic medium and as delivered as set forth in Section 11.2(b): If to the Borrower: Lantheus Medical Imaging, Inc. 331 Treble Cove Road North Billerica, MA 01862 Attention: Robert Marshall, Chief Financial Officer and Treasurer Email: robert.marshall@lantheus.com Telephone: 978-671-8734 with a copy to: Lantheus Medical Imaging, Inc. 331 Treble Cove Road North Billerica, MA 01862 Attention: Michael Duffy, SVP, General Counsel and Secretary Email: michael.duffy@lantheus.com 101

Telephone: 978-671-8408 with a copy to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Andrew J. Yoon E-mail: andrew.yoon@weil.com Telephone: 212-310-8689 Fax No.: (212) 310-8007 If to the Administrative Agent or Collateral Agent: Wells Fargo Bank, N.A. Attention: Syndication Agency Services 1525 West W.T. Harris Blvd. Charlotte, NC 28262 MAC D1109-019 Fax No.: (704) 590-2703 Email: Agencyservices.requests@wellsfargo.com Telephone: (704) 590-3481 or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 11.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, be effective four days after having been mailed by regular mail, one (1) Business Day after having been mailed by overnight courier, and when telecopied or E-mailed, be effective when properly transmitted, except that notices and communications to any Agent pursuant to Sections 2, 3, 4, 6 and 10 shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. (b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Borrower (the “Platform”). In addition, the Borrower agrees to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL, NON-APPEALABLE 102

JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Administrative Agent shall provide the Borrower with a reasonable opportunity to review any information proposed to be distributed to the Lenders and, if the Borrower advises the Administrative Agent that any such information should be not be distributed to Public Lenders, then the Administrative Agent will not post such information on that portion of the Platform designated for such Public Lenders unless the Borrower otherwise consents. The Borrower hereby agrees that (x) unless clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, the Administrative Agent shall be entitled to treat any Borrower Materials as being suitable only for posting on a portion of the Platform not marked as “Public Investor”, (y) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws and (z) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facility. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor any of its Affiliates nor the 103

Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents. 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments of any Lender have not been terminated. 11.5 Payment of Expenses. (a) The Borrower agrees (i) to pay or reimburse each Agent and the Joint Lead Arrangers for all of their reasonable and documented out-of-pocket costs and expenses associated with the syndication of the Facilities and incurred in connection with the preparation, negotiation, execution and delivery, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, any security arrangements in connection therewith and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable invoiced fees and disbursements of counsel to such parties (provided, that, unless there is a conflict of interest, such fees and disbursements shall not include fees and disbursements for more than one primary counsel and one local counsel in each relevant jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter as such parties shall deem appropriate, (ii) to pay or reimburse each Lender and Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or during any workout or restructuring, including the reasonable and invoiced fees and disbursements of counsel to such parties (provided, that such fees and disbursements shall not include fees and disbursements for more than one primary counsel and one local counsel in each relevant jurisdiction), (iii) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender and Agent and the Joint Lead Arrangers and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, member, representative and assign of each of the forgoing (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents or each Letter of Credit, including any of the foregoing relating to the use of proceeds of the Loans or any Letter of Credit, and the reasonable and documented fees, disbursements and other charges of one legal counsel to such Indemnitees taken as a whole (and, if applicable, one local counsel to such persons taken as a whole in each appropriate jurisdiction and, in the case of a conflict of interest, one additional local counsel in each appropriate jurisdiction to all affected Indemnitees taken as a whole) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document; provided, that this clause (iv) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and 104 nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by, such Indemnitee or its controlled affiliates, officers or employees acting on behalf of such Indemnitee or any of its controlled affiliates. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to the Chief Financial Officer, at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. (b) To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, exemplary, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that the foregoing shall not limit the indemnification obligations of the Borrower under clause (a) above. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by, such Indemnitee or its controlled affiliates, officers or employees acting on behalf of such Indemnitee or any of its controlled affiliates in connection with the Transactions. (c) The Borrower shall not, without the prior written consent of the Indemnitee, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnitee from all liability arising out of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnitee. 11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder, except (w) to an assignee in accordance with the provisions of Section 11.6(b), (x) by way of participation in accordance with the provisions of Section 11.6(e) or (y) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.6(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in Section 11.6(e) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade 105

Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 (in the case of the Term Facility) and $5,000,000 (in the case of the Revolving Facility), in each case, unless otherwise agreed by the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis; (iii) no consent shall be required for any assignment except to the extent required by clause (b)(i) of this Section and, in addition, the consent of: (A) the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is in respect of the Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, in each case, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; and (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) the Term Facility if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund or (y) the Revolving Facility if such assignment is to an Assignee that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) in the case of any assignment of a Revolving Commitment, the Issuing Lender; (iv) except in the case of assignments pursuant to clause (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (provided, that such fee may be waived or reduced in the sole discretion of the Administrative Agent), and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; (v) no assignment shall be permitted to be made to Holdings, the Borrower or any of their Subsidiaries; (vi) no assignment shall be permitted to be made to a natural person; and (vii) no assignment shall be permitted to be made to a Disqualified Institution. Except as otherwise provided in clause (c) below, subject to acceptance and recording thereof pursuant to clause (d) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this 106

Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5; provided, with respect to such Section 4.10, that such Lender continues to comply with the requirements of Sections 4.10 and 4.10(e)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.6(e). Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent (solely in its capacity as such) shall have no liability with respect to any assignment made to a Disqualified Institution. In addition, the Loan Parties acknowledge that the Administrative Agent may upon the request of a Lender provide the list of Disqualified Institutions to such Lender. If any assignment or participation under this Section 11.6 is made to any Disqualified Institution, then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution, (B) in the case of any outstanding Term Loans, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in the case of clauses (x) and (y), plus accrued interest thereon, accrued fees an all other amounts payable to it hereunder; provided, that, such Term Loans shall be automatically and permanently canceled immediately upon acquisition by the Borrower and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.6), all of its interests, rights and obligations under this Agreement to one or more eligible Assignees; provided, that, (I) in the case of clause (B), the applicable Disqualified Institution has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Institution paid for the applicable Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 11.6 (except that no registration and processing fee required under this Section 11.6 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 11.6 shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. (c) Notwithstanding anything in this Section 11.6 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (b) delivering an executed Assignment and Assumption to the Administrative Agent; provided, that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption. (d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest owing with respect to the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the penultimate sentence of this clause (d), the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to clause (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the 107 assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower. The Register or Related Party Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender (with respect to the Commitments of, and principal amount of and interest owing with respect to the Loans and L/C Obligations owing to such Lender only) at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice. Except as otherwise provided in clause (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.6(b)(iv) and any written consent to such assignment required by Section 11.6(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. Except as otherwise provided in clause (c) above, no assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to clause (c) above, the applicable Related Party Register) as provided in this clause (d). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” (e) Any Lender may, at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation shall be permitted to be made to Holdings or any of its Subsidiaries or Affiliates, nor any officer or director of any such Person or a natural person or Disqualified Institution (which list of Disqualified Institutions shall be made available upon request). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1. Subject to clause (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender (subject to the requirements and obligations of those sections and Section 4.12 and 4.13, and it being understood that the documentation required under Section 4.10(e) shall be delivered solely to the participating Lender) and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided, that such Participant shall be subject to Section 11.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligation under this Agreement) to any Person except to the extent such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (f) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such Participant’s entitlement to a greater payment results from a change in Requirements of Law occurring after the sale of such participation. (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure 108 obligations to a Federal Reserve Bank, any central bank or any other Person, and this Section shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. 11.7 Sharing of Payments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or their Affiliates or to the Lenders or their Affiliates under a particular Facility, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a director creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 11.7. (b) In addition to any rights and remedies of the Lenders provided by law, subject to Section 10.11, each Lender and their Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender or their Affiliates agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders. 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof. 11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 109

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. 11.12 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 11.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. 11.13 Acknowledgments. The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered 110 advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders. 11.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any Disposition (other than a sale or transfer to a Loan Party) not prohibited by any Loan Document (including, without limitation, (A) the release of any Subsidiary Guarantor from its obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and (B) the release of any Collateral to the extent such Collateral becomes an Excluded Asset or that has been consented to in accordance with Section 11.1; provided, that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Junior Financing or Incremental Facility or (y) such Collateral continues to secure any Junior Financing or Incremental Facility or (ii) under the circumstances described in clause (b) below. (b) At such time as (i) the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations and any amount owing under Specified Hedge Agreements or any Specified Cash Management Agreement) shall have been paid in full or Cash Collateralized and (ii) the Commitments have been terminated and no Letters of Credit shall be outstanding (or shall have been Cash Collateralized or backstopped to the reasonable satisfaction of the Issuing Bank), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At such time, the Collateral Agent shall take such actions as are reasonably necessary, at the cost of the Borrower, to effect each release described in this Section 11.14 in accordance with the relevant provisions of the Security Documents. 11.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures; provided, that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) other than any Disqualified Institution, (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as the provisions of this Section 11.15, to any actual or prospective Transferee or any direct or indirect, actual or prospective, counterparty to any Hedge Agreement, or any swap, derivative or securitization transaction relating to the Borrower and its Obligations (or any professional advisor to such counterparty) or to any credit insurance provider relating to the Borrower and its Obligations, (c) to its employees, directors, members, partners, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided, that, unless specifically prohibited by applicable law or court order, each 111

Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. For the avoidance of doubt, in no event shall any disclosure of any non-public information be made to Person that is a Disqualified Institution at the time of disclosure. 11.16 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16. 11.17 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. 11.18 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control. 11.19 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions. (a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (i) the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and (ii) the effects of any Bail-in Action on any such liability, including, if applicable: (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEAthe applicable Resolution Authority. 112

11.20 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and 113 any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 11.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each Transaction, each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, and the Loan Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Joint Lead Arrangers each are and have been acting solely as a principal and are not the financial advisor, agent or fiduciary, for any Loan Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any of the Joint Lead Arrangers have assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Loan Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any of the Joint Lead Arrangers have advised or are currently advising any Loan Party or any of its Affiliates on other matters) and neither the Administrative Agent nor any of the Lead Arrangers have any obligation to any Loan Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and neither the Administrative Agent nor any of the Joint Lead Arrangers have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspects of any transaction contemplated by the Loan Documents. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 114

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. LANTHEUS MEDICAL IMAGING, INC., as Borrower By: Name: Title: LANTHEUS HOLDINGS, INC., as Holdings By: Name: Title: [SIGNATURE PAGE TO CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and a Lender By: Name: Title: [SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIZENS BANK, N.A., as a Lender By: Name: Title: [SIGNATURE PAGE TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender By: Name: Title: [SIGNATURE PAGE TO CREDIT AGREEMENT]